Exhibit 10.1

EXECUTION VERSION

THIS RESTRUCTURING SUPPORT AGREEMENT AND THE DOCUMENTS ATTACHED HERETO COLLECTIVELY DESCRIBE A PROPOSED RESTRUCTURING OF THE COMPANY PARTIES THAT WILL BE EFFECTUATED EITHER PURSUANT TO AN OUT-OF-COURT EXCHANGE OR AN IN-COURT RESTRUCTURING THROUGH FILING CHAPTER 11 CASES IN THE BANKRUPTCY COURT.

THIS RESTRUCTURING SUPPORT AGREEMENT IS NOT AN OFFER OR ACCEPTANCE WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF BANKRUPTCY CODE SECTION 1125. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE. NOTHING CONTAINED IN THIS RESTRUCTURING SUPPORT AGREEMENT SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE AGREEMENT EFFECTIVE DATE ON THE TERMS DESCRIBED IN THIS AGREEMENT, DEEMED BINDING ON ANY OF THE PARTIES TO THIS AGREEMENT.

THIS RESTRUCTURING SUPPORT AGREEMENT IS THE PRODUCT OF SETTLEMENT DISCUSSIONS AMONG THE PARTIES THERETO. ACCORDINGLY, THIS RESTRUCTURING SUPPORT AGREEMENT IS PROTECTED BY RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND ANY OTHER APPLICABLE STATUTES OR DOCTRINES PROTECTING THE USE OR DISCLOSURE OF CONFIDENTIAL SETTLEMENT DISCUSSIONS.

THIS RESTRUCTURING SUPPORT AGREEMENT DOES NOT PURPORT TO SUMMARIZE ALL OF THE TERMS, CONDITIONS, REPRESENTATIONS, WARRANTIES, AND OTHER PROVISIONS WITH RESPECT TO THE TRANSACTIONS DESCRIBED HEREIN, WHICH TRANSACTIONS WILL BE SUBJECT TO THE COMPLETION OF DEFINITIVE DOCUMENTS INCORPORATING THE TERMS SET FORTH HEREIN AND THE CLOSING OF ANY TRANSACTION SHALL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN SUCH DEFINITIVE DOCUMENTS AND THE APPROVAL RIGHTS OF THE PARTIES SET FORTH HEREIN AND IN SUCH DEFINITIVE DOCUMENTS.

RESTRUCTURING SUPPORT AGREEMENT

This RESTRUCTURING SUPPORT AGREEMENT (including all exhibits, annexes, and schedules attached hereto, this “Agreement”) is made and entered into as of June 25, 2020 (the “Execution Date”) by and among the following parties (each of the following described in sub-clauses (i) through (ii) of this preamble, a “Party” and, collectively, the “Parties”):1

i.

Martin Midstream Partners L.P., a limited partnership organized under the Laws of Delaware (the “Company”), each of the Company’s direct and indirect subsidiaries listed on Exhibit A to this Agreement, including Martin Midstream Finance Corp., a corporation organized under the Laws of Delaware (collectively with the

[1]	Capitalized terms used but not defined in the preamble and recitals to this Agreement have the meanings ascribed to them in Section 1 of this Agreement.

Company, the “Company Parties”), and the Company’s general partner Martin Midstream GP LLC, a limited liability company organized under the Laws of Delaware (the “GP”); and

ii.

the undersigned holders of Senior Notes Claims that have executed and delivered counterpart signature pages to this Agreement or a Joinder (or caused their respective investment advisors, sub-advisors, or managers to execute and deliver any such counterpart signature pages) to each of counsel to the Company Parties and counsel to the GP (collectively, the “Consenting Senior Noteholders”).

RECITALS

WHEREAS, the Company Parties, the GP, and the Consenting Senior Noteholders have in good faith and at arm’s length negotiated or been apprised of certain restructuring transactions with respect to the Company Parties on the terms set forth in this Agreement and as specified in the term sheet setting forth the terms of the Restructuring Transactions (as defined below) attached as Exhibit B to this Agreement (the “Term Sheet”), and the Joint Prepackaged Plan of Reorganization of Martin Midstream Partners L.P. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, substantially in the form attached as Exhibit C to this Agreement (as may be amended, supplemented, or otherwise modified from time to time in accordance with the terms of this Agreement, and including any exhibits and schedules thereto, the “Plan” and such transactions as described in the Term Sheet and the Plan, the “Restructuring Transactions”);

WHEREAS, the Company Parties intend to implement the Restructuring Transactions by (a) undertaking a restructuring of certain of the Company Parties’ debt obligations effectuated through an out-of-court transaction (an “Out-of-Court Restructuring”) or (b) commencing voluntary cases under chapter 11 of the Bankruptcy Code (an “In-Court Restructuring,” and the cases commenced, the “Chapter 11 Cases”); and

WHEREAS, the Parties have agreed to take certain actions in support of the Restructuring Transactions on the terms and conditions set forth in this Agreement, the Term Sheet, and the Plan.

NOW, THEREFORE, in consideration of the covenants and agreements contained in this Agreement, and for other valuable consideration, the receipt and sufficiency of which are acknowledged, each Party, intending to be legally bound by this Agreement, agrees as follows:

AGREEMENT

Section 1.    Definitions and Interpretation.

1.01.    Definitions. The following terms shall have the following definitions:

“Ad Hoc Group” means that ad hoc group of holders of Senior Notes Claims represented by the Ad Hoc Group Advisor.

“Ad Hoc Group Advisor” means Skadden, Arps, Slate, Meagher & Flom LLP, as counsel to the Ad Hoc Group.

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“Agreement” has the meaning set forth in the preamble to this Agreement and, for the avoidance of doubt, includes all the exhibits, annexes, signature pages, and schedules attached to this Agreement in accordance with Section 15.02 of this Agreement (including the Term Sheet and the Plan).

“Agreement Effective Date” means the date on which the conditions set forth in Section 2 of this Agreement have been satisfied or waived in accordance with this Agreement.

“Agreement Effective Period” means, with respect to a Party, the period from the later of the Agreement Effective Date and the date that such Party becomes a Party to this Agreement by joinder, transfer, or otherwise, to the Termination Date applicable to that Party.

“Alternative Restructuring Proposal” means any plan, inquiry, proposal, offer, bid, term sheet, discussion, or agreement with respect to a sale, disposition, new-money investment, restructuring, reorganization, merger, amalgamation, acquisition, consolidation, dissolution, debt investment, equity investment, liquidation, asset sale, consent solicitation, exchange offer, tender offer, recapitalization, plan of reorganization, share exchange, business combination, or similar transaction involving any one or more Company Parties, the GP, or the debt, equity, or other interests in any one or more Company Parties or the GP that is an alternative to one or more of the Restructuring Transactions.

“Backstop Agreement” means the agreement pursuant to which the Consenting Senior Noteholders party thereto will provide a cash commitment to fund the cash tender component of the Exchange Offer, on the terms and subject to the conditions set forth in the Term Sheet.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as amended.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas.

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York or Texas.

“Causes of Action” means any action, Claim, cause of action, controversy, demand, right, action, lien, indemnity, Equity Interest, guaranty, suit, obligation, liability, damage, judgment, account, defense, offset, power, privilege, license, and franchise of any kind or character whatsoever, whether known, unknown, contingent or noncontingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, in contract or in tort, in law or in equity, or pursuant to any other theory of law.

“Chapter 11 Cases” has the meaning set forth in the recitals to this Agreement.

“Chosen Court” means (i) before one or more Company Parties commences a Chapter 11 Case, federal or state courts located in the City of Houston, Texas and (ii) after commencement of the Chapter 11 Cases, the Bankruptcy Court.

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“Claim” has the meaning ascribed to it in Bankruptcy Code section 101(5).

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Claims/Interests” means any Claim against, or Equity Interest in, a Company Party, including any Senior Notes Claim and any First Lien Claim.

“Company Parties” has the meaning set forth in the preamble to this Agreement.

“Confidentiality Agreement” means an executed confidentiality agreement between the Company Parties and a Consenting Senior Noteholder in connection with any proposed Restructuring Transactions.

“Confirmation Order” means an order of the Bankruptcy Court confirming the Plan pursuant to Bankruptcy Code section 1129.

“Consenting Senior Noteholder” has the meaning set forth in the preamble to this Agreement.

“Credit Agreement” means that certain Third Amended and Restated Credit Agreement, dated as of March 28, 2013, as amended, modified, and/or supplemented, by and among (a) Martin Operating Partnership L.P., as the borrower, (b) the Company, as a guarantor, (c) Royal Bank of Canada, as administrative agent, collateral agent, a lender, and an L/C issuer, and (d) the other lenders, L/C issuers, and parties thereto.

“Credit Agreement Amendment” means that certain amendment to the Credit Agreement in form and substance reasonably acceptable to the Required Consenting Senior Noteholders.

“Definitive Documents” means, collectively, each of the documents set forth in Sections 3.01 and 3.02 of this Agreement.

“Disclosure Statement” means the disclosure statement with respect to the Plan.

“Eligible Holders” means Senior Noteholders (a) who are (i) “qualified institutional buyers”, as defined in Rule 144A under the Securities Act, or (ii) “institutional accredited investors” as defined in Rule 501(a)(1), (2), (3), and (7) of Regulation D of the Securities Act, or (b) outside the United States, who are not “U.S. persons,” as defined in Regulation S under the Securities Act.

“Entity” shall have the meaning set forth in Bankruptcy Code section 101(15).

“Equity Interests” means, collectively, any equity security (as such term is defined in Bankruptcy Code section 101(16)).

“Exchange Offer” means, collectively, the offers to eligible holders of Senior Notes to exchange their Senior Notes in an exempt offering pursuant to Section 4(a)(2) of the Securities Act, on the terms and subject to the conditions set forth in the Term Sheet.

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“Execution Date” has the meaning set forth in the preamble to this Agreement.

“First Day Pleadings” means the first day motions and related pleadings that the Company Parties file upon the commencement of the Chapter 11 Cases.

“First Lien Claims” means any Claim on account of any “Obligations” (as defined in the Credit Agreement).

“In-Court Restructuring” has the meaning set forth in the recitals to this Agreement.

“Indenture Trustee” means Wells Fargo Bank, National Association, as trustee under the Senior Notes Indenture, or its successor.

“Intercreditor Agreement” means an intercreditor agreement governing the relationship among the holders of the First Lien Claims, the New 1.5 Lien Notes and the New Second Lien Notes, in form and substance acceptable to the Required Consenting Senior Noteholders.

“Joinder” means a joinder to this Agreement substantially in the form attached to this Agreement as Exhibit D.

“Law” means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, order, ruling, or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a governmental authority of competent jurisdiction (including the Bankruptcy Court).

“Milestones” means the milestones set forth in Section 4 of this Agreement.

“New 1.5 Lien Notes” means those senior secured 1.5 lien notes to be issued by the Company and Martin Midstream Finance Corp. in connection with the Exchange Offer or the Plan, as applicable, and having the terms set forth in the Term Sheet.

“New 1.5 Lien Notes Documents” means any documentation governing the New 1.5 Lien Notes, which shall include an indenture, the Intercreditor Agreement, and security documents (including a master consent to assignment consistent with the Master Consent to Assignment (as defined in the Credit Agreement)) consistent with the Term Sheet and in form and substance acceptable to the Required Consenting Senior Noteholders.

“New Debt Documents” means, together, the New 1.5 Lien Notes Documents and the New Second Lien Notes Documents.

“New Notes” means, together, the New 1.5 Lien Notes and the New Second Lien Notes.

“New Second Lien Notes” means those senior secured second lien notes to be issued by the Company and Martin Midstream Finance Corp. in connection with the Exchange Offer or the Plan, as applicable, and having the terms set forth in the Term Sheet.

“New Second Lien Notes Documents” means any documentation governing the New Second Lien Notes, which shall include an indenture, the Intercreditor Agreement, and security

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documents (including a master consent to assignment consistent with the Master Consent to Assignment (as defined in the Credit Agreement)) consistent with the Term Sheet and in form and substance acceptable to the Required Consenting Senior Noteholders.

“Offering Memorandum” means the offering memorandum for the Exchange Offer (as may be amended, supplemented, or otherwise modified from time to time), which offering memorandum shall also serve as the Disclosure Statement.

“Out-of-Court Restructuring” has the meaning set forth in the recitals to this Agreement.

“Parties” has the meaning set forth in the preamble to this Agreement.

“Petition Date” means the first date any of the Company Parties commences a Chapter 11 Case.

“Plan” has the meaning set forth in the recitals to this Agreement.

“Plan Effective Date” means the date on which all conditions precedent to the effectiveness of the Plan set forth in Article IX of the Plan have been satisfied or waived in accordance with Section 9.2 of the Plan.

“Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits to the Plan that will be filed by the Company Parties with the Bankruptcy Court.

“Prepack Scheduling Order” has the meaning set forth in Section 4.02(b) of this Agreement.

“Qualified Marketmaker” means an entity that (a) holds itself out to the public or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers Company Claims/Interests (or enter with customers into long and short positions in Company Claims/Interests), in its capacity as a dealer or market maker in Company Claims/Interests and (b) is, in fact, regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).

“Required Consenting Senior Noteholders” means Consenting Senior Noteholders holding at least a majority of the aggregate outstanding principal amount of the Senior Notes Claims that are held by Consenting Senior Noteholders.

“Restricted Period” means the period commencing as of the date each Consenting Senior Noteholder executes this Agreement until the Termination Date, as to such Consenting Senior Noteholder.

“Restructuring Transactions” has the meaning set forth in the recitals to this Agreement.

“Rules” means Rule 501(a)(1), (2), (3), and (7) of Regulation D under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended.

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“Senior Noteholders” means any holders of Senior Notes Claims.

“Senior Notes” means, collectively, the 7 1/4% senior notes due 2021 issued by the Company and Martin Midstream Finance Corp. pursuant to the Senior Notes Indenture.

“Senior Notes Claims” means any Claims evidenced by, arising under, or in connection with the Senior Notes.

“Senior Notes Indenture” mean that certain Indenture, dated as of February 11, 2013, as amended, modified, and/or supplemented, by and among (a) the Company, (b) Martin Midstream Finance Corp., (c) the guarantors party thereto, and (d) Wells Fargo Bank, National Association, as trustee.

“Solicitation Materials” means all solicitation materials in respect of the Plan.

“Term Sheet” has the meaning set forth in the recitals to this Agreement.

“Termination Date” means the date on which termination of this Agreement as to a Party is effective in accordance with Sections 13.01, 13.02, 13.03, 13.04, 13.05, or 13.06 of this Agreement.

“Transfer” means to sell, resell, reallocate, use, pledge, assign, transfer, hypothecate, participate, donate, or otherwise encumber or dispose of, directly or indirectly (including through derivatives, options, swaps, pledges, forward sales, or other transactions).

1.02.    Interpretation. For purposes of this Agreement:

(a)    in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender;

(b)    capitalized terms defined only in the plural or singular form shall nonetheless have their defined meanings when used in the opposite form;

(c)    unless otherwise specified, any reference in this Agreement to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions;

(d)    unless otherwise specified, any reference in this Agreement to an existing document, schedule, or exhibit shall mean such document, schedule, or exhibit, as it may have been or may be amended, restated, supplemented, or otherwise modified from time to time; notwithstanding the foregoing, any capitalized terms in this Agreement that are defined with reference to another agreement, are defined with reference to such other agreement as of the date of this Agreement, without giving effect to any termination of such other agreement or amendments to such capitalized terms in any such other agreement following the date of this Agreement;

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(e)    unless otherwise specified, all references in this Agreement to “Sections” are references to Sections of this Agreement;

(f)    the words “herein,” “hereof,” and “hereto” refer to this Agreement in its entirety rather than to any particular portion of this Agreement;

(g)    captions and headings to Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Agreement;

(h)    references to “shareholders,” “directors,” and/or “officers” shall also include “members,” “partners,” and/or “managers,” as applicable, as such terms are defined under the applicable partnership, corporate, and limited liability company Laws; and

(i)    the use of “include” or “including” is without limitation, whether stated or not.

Section 2.    Effectiveness of this Agreement. This Agreement shall become effective and binding upon each of the Parties (except later-added Parties via joinder, transfer, or otherwise) at 12:00 a.m., prevailing Eastern Time, on the Agreement Effective Date, which is the date on which all of the following conditions have been satisfied or waived in accordance with this Agreement:

(a)    each of the Company Parties and the GP shall have executed and delivered counterpart signature pages of this Agreement to the Ad Hoc Group Advisor;

(b)    each of the members of the Ad Hoc Group holding collectively at least 62% of the aggregate outstanding principal amount of the Senior Notes shall have executed and delivered counterpart signature pages of this Agreement to counsel to each of the Parties;

(c)    the Company Parties shall pay or reimburse fees and expenses of the Ad Hoc Group Advisor, in accordance with the terms of any applicable fee reimbursement letter, upon the execution of this Agreement; and

(d)    counsel to the Company Parties shall have given notice to the Ad Hoc Group Advisor in the manner set forth in Section 15.10 of this Agreement (by email or otherwise) that the conditions to the Agreement Effective Date set forth in this Section 2 of this Agreement have occurred.

Section 3.    Definitive Documents.

3.01.    In an Out-of-Court Restructuring, the Definitive Documents governing the Restructuring Transactions shall consist of the following: (a) this Agreement, including the Term Sheet; and (b) the Offering Memorandum and each of its exhibits and/or attachments, including the Plan and Disclosure Statement and their respective exhibits, the ballot(s) and other Solicitation Materials, the Backstop Agreement, the New 1.5 Lien Notes Documents, and the New Second Lien Notes Documents.

3.02.    In an In-Court Restructuring, the Definitive Documents governing the Restructuring Transactions shall consist of the following: (a) this Agreement, including the Term Sheet; (b) the Plan, its exhibits and the Solicitation Materials; (c) the Confirmation Order; (d) the

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Disclosure Statement; (e) the order of the Bankruptcy Court approving the Disclosure Statement and the other Solicitation Materials; (f) the First Day Pleadings and all orders sought pursuant thereto; (g) the Plan Supplement; (h) the Backstop Agreement; (i) the New 1.5 Lien Notes Documents; and (j) the New Second Lien Notes Documents.

3.03.    The Definitive Documents not executed or in a form attached to this Agreement as of the Execution Date remain subject to negotiation and completion. Upon completion, the Definitive Documents and every other document, deed, agreement, filing, notification, letter, or instrument related to the Restructuring Transactions shall contain terms, conditions, representations, warranties, and covenants consistent with the terms of this Agreement, as they may be modified, amended, restated, or supplemented in accordance with Section 14 of this Agreement. Further, the Definitive Documents not executed or in a form attached to this Agreement as of the Execution Date, unless otherwise set forth herein, shall otherwise be in form and substance acceptable to (a) the Company Parties and (b) the Required Consenting Senior Noteholders.

Section 4.    Milestones.

4.01.    Launch of Exchange Offer and Solicitation of Votes.

(a)    No later than July 6, 2020 (the “Launch Date”), the Company Parties shall (a) launch the Exchange Offer for an Out-of-Court Restructuring and (b) commence the solicitation of votes of the Senior Noteholders who are Eligible Holders to accept or reject the Plan; and

(b)    Unless the In-Court Restructuring shall have been commenced, no later than August 17, 2020, the Company Parties shall consummate the Exchange Offer and transactions contemplated by the Term Sheet, including execution of the New 1.5 Lien Notes Documents and the New Second Lien Notes Documents.

4.02.    Prepackaged Milestones. Unless the Out-of-Court Restructuring has been consummated in accordance with the Term Sheet by 5:00 p.m. (prevailing Eastern Time) on August 17, 2020, the following Milestones shall apply to this Agreement, which Milestones in each case may be extended or waived by the Company Parties and the Required Consenting Senior Noteholders:

(a)    the Petition Date shall be no later than August 17, 2020;

(b)    no later than one (1) day after the Petition Date, the Company Parties shall file (i) the Disclosure Statement, (ii) the Plan (votes for which shall have already been solicited from the Senior Noteholders who are Eligible Holders), and (iii) a motion seeking entry of an order scheduling a combined hearing with respect to Plan confirmation and Disclosure Statement approval (the “Prepack Scheduling Order”);

(c)    no later than ten (10) days after the Petition Date, the Bankruptcy Court shall have entered the Prepack Scheduling Order in form and substance acceptable to the Company Parties and the Required Consenting Senior Noteholders in their reasonable discretion;

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(d)    no later than forty-five (45) days after the Petition Date, the Bankruptcy Court shall have entered the Confirmation Order and an order approving the Disclosure Statement, in each case in form and substance acceptable to the Company Parties and the Required Consenting Senior Noteholders, in each case, in their reasonable discretion; and

(e)    no later than sixty (60) days after the Petition Date, the Plan Effective Date shall have occurred.

Section 5.     Commitments of the Consenting Senior Noteholders.

5.01.    General Commitments, Forbearances, and Waivers.

(a)    During the Agreement Effective Period, each Consenting Senior Noteholder severally, and not jointly, agrees in respect of all of its Company Claims/Interests, as applicable, pursuant to this Agreement to:

(i)    support the Restructuring Transactions and vote and exercise any powers or rights available to it (including in any board, shareholders’, or creditors’ meeting or in any process requiring voting or approval to which they are legally entitled to participate) in each case in favor of any matter requiring approval to the extent necessary to implement the Restructuring Transactions;

(ii)    use commercially reasonable efforts to cooperate with and assist the Company Parties in obtaining additional support for the Restructuring Transactions from the Company Parties’ other stakeholders;

(iii)    in the Out-of-Court Restructuring and following the launch of the Exchange Offer, unless the Exchange Offer shall have been terminated, validly and timely irrevocably exchange and not withdraw (including causing its nominee or custodian, on behalf of itself and the accounts, funds or affiliates for which it is acting as investment advisor or manager, to validly and timely irrevocably exchange and not withdraw) all of its Senior Notes (which, for the avoidance of doubt, shall mean all of the Senior Notes set forth on such Consenting Senior Noteholder’s signature page attached to this Agreement, subject to Section 9 of this Agreement, together with any additional Senior Notes acquired by such Consenting Senior Noteholder through the expiration of the Exchange Offer) in the Exchange Offer and deliver the related consents in the consent solicitation described in the Offering Memorandum;

(iv)    give any notice, order, instruction, or direction to the Indenture Trustee and/or applicable agent necessary to give effect to the Restructuring Transactions;

(v)    negotiate in good faith the Definitive Documents with the Company Parties on terms consistent with this Agreement and, assuming agreement by the Required Consenting Senior Noteholders with the form and substance of the Definitive Documents, execute and deliver each Definitive Document to which it is required to be a party and take all steps necessary and desirable to consummate the Restructuring Transactions in accordance with this Agreement and such Definitive Documents;

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(vi)    cooperate and coordinate with the Company Parties and use commercially reasonable efforts to support and consummate the Restructuring Transactions, as applicable, and to execute any document and give any notice, order, instruction, or direction reasonably necessary to support, facilitate, implement, consummate, or otherwise give effect to the Restructuring Transactions, including, for the avoidance of doubt, using commercially reasonable efforts to obtain any necessary federal, state, and local regulatory approvals reasonably necessary to consummate the Restructuring Transactions; provided, for the avoidance of doubt, that no Consenting Senior Noteholder shall be required to make any such effort if prohibited by applicable law or governmental regulation;

(vii)    to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Restructuring Transactions contemplated in this Agreement, support and take all commercially reasonable steps necessary and desirable to address any such impediment; and

(viii)    agree to, support, and accept a global mutual release with respect to the Restructuring Transactions and related transactions consistent with this Agreement.

(b)    During the Agreement Effective Period, each Consenting Senior Noteholder severally, and not jointly, agrees in respect of all of its Company Claims/Interests pursuant to this Agreement that it shall not directly or indirectly, and shall not direct any other person to:

(i)    object to, delay, impede, or take any other action to interfere with acceptance, implementation, or consummation of the Restructuring Transactions;

(ii)    propose, file, support, or vote for any Alternative Restructuring Proposal;

(iii)    file any motion, pleading, or other document with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that, in whole or in part, is not materially consistent with this Agreement or the Plan;

(iv)    exercise any right or remedy for the enforcement, collection, or recovery of any Company Claims/Interests;

(v)    initiate, or have initiated on its behalf, any litigation or proceeding of any kind with respect to the Chapter 11 Cases, this Agreement, or the other Restructuring Transactions contemplated in this Agreement against the Company Parties or the other Parties other than to enforce this Agreement or any Definitive Document or as otherwise permitted under this Agreement; or

(vi)    object to, delay, impede, or take any other action to interfere with the Company Parties’ ownership and possession of their assets, wherever located, or interfere with the automatic stay arising under Bankruptcy Code section 362.

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5.02.    Commitments with Respect to In-Court Restructuring.

(a)     During the Agreement Effective Period, each Consenting Senior Noteholder severally, and not jointly, agrees that it shall:

(i)    support confirmation of the Plan, including the solicitation, confirmation, and consummation of the Plan, as may be applicable, and will not direct and/or instruct the Indenture Trustee and/or applicable agent to take any actions inconsistent with this Agreement or the Term Sheet;

(ii)    disclose in its signature pages attached hereto all Company Claims/Interests that it holds, controls, or has the ability to control, which amounts may be disclosed in the aggregate for all Senior Noteholders who are or become a Party to this Agreement (the “Consenting Senior Noteholder Aggregate”) but shall otherwise be redacted in any version of this Agreement distributed to the Parties, filed or otherwise made public by the Company Parties or the GP or their agents and the Company Parties and the GP and their agents shall keep such amounts confidential;

(iii)    subject to receipt by such Consenting Senior Noteholder, whether before or after the commencement of the Chapter 11 Cases, of the Solicitation Materials and the ballot(s), vote each of its Company Claims/Interests that is entitled to vote to accept or reject the Plan pursuant to its terms to accept the Plan by delivering its duly executed and completed ballot(s) accepting the Plan on a timely basis following the commencement of the solicitation of the Plan and its actual receipt of the Solicitation Materials and the ballot(s);

(iv)    to the extent it is permitted to elect whether to opt out of the releases set forth in the Plan, elect not to opt out of the releases set forth in the Plan by timely delivering its duly executed and completed ballot(s) indicating such election; and

(v)    not change, withdraw, amend, or revoke (or cause to be changed, withdrawn, amended, or revoked) any vote or election referred to in clauses (a)(i), (iii), and (iv) above.

(b)     During the Agreement Effective Period, each Consenting Senior Noteholder, in respect of each of its Company Claims/Interests, severally, and not jointly, will support, and will not directly or indirectly object to, delay, impede, or take any other action to interfere with, any motion or other pleading or document filed by a Company Party in the Bankruptcy Court that is consistent with this Agreement, unless it unreasonably, materially, and adversely affects any Consenting Senior Noteholder in a manner that is disproportionate to all other Consenting Senior Noteholders.

Section 6.    Additional Provisions Regarding the Consenting Senior Noteholders’ Commitments. Notwithstanding anything contained in this Agreement, nothing in this Agreement shall: (a) affect the ability of any Consenting Senior Noteholder to consult with any other Consenting Senior Noteholder, the Company Parties, or any other party in interest in the Chapter 11 Cases (including any official committee and the United States Trustee); (b) impair or waive the rights of any Consenting Senior Noteholder to assert or raise any objection permitted under this Agreement in connection with the Restructuring Transactions; and (c) prevent any Consenting Senior Noteholder from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement.

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Section 7.    Commitments of the Company Parties and the GP.

7.01.    Affirmative Commitments. Except as set forth in Section 8 of this Agreement, during the Agreement Effective Period, the Company Parties and the GP agree to:

(a)    support and take all steps reasonably necessary and desirable to consummate the Restructuring Transactions in accordance with this Agreement;

(b)    to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Restructuring Transactions contemplated in this Agreement, support and take all commercially reasonable steps necessary and desirable to address any such impediment;

(c)    use commercially reasonable efforts to obtain any and all required regulatory and/or third-party approvals for the Restructuring Transactions;

(d)    negotiate in good faith and use commercially reasonable efforts to execute and deliver the Definitive Documents and any other required agreements to effectuate and consummate the Restructuring Transactions as contemplated by this Agreement;

(e)    (i) provide the Ad Hoc Group Advisor a reasonable opportunity to review draft copies of all First Day Pleadings, and (ii) to the extent reasonably practicable, provide a reasonable opportunity to the Ad Hoc Group Advisor, if the Consenting Senior Noteholders are materially affected by such filing, to review draft copies of other documents that the Company Parties intend to file with the Bankruptcy Court, as applicable; provided that, to the extent reasonably practicable, the Company Parties shall provide the Ad Hoc Group Advisor all such other documents no less than two (2) days in advance of such filing;

(f)    use commercially reasonable efforts to seek additional support for the Restructuring Transactions from their other material stakeholders to the extent reasonably prudent;

(g)    agree to, support, and accept a global mutual release with respect to the Restructuring Transactions and related transactions consistent with this Agreement;

(h)    if 95% of the Senior Noteholders by face amount of Senior Notes Claims have not participated in the Debt Exchange or the Cash Tender (each as defined in the Term Sheet) by the end of the 25th Business Day after the Launch Date, then the Company Parties will consult in good faith with the Consenting Senior Noteholders regarding the commencement of Chapter 11 Cases in the Chosen Court; and

(i)    file on the first day of an In-Court Restructuring a motion (i) to assume the Backstop Agreement, and (ii) for authority to pay the fees and other amounts under this Agreement and under the Backstop Agreement, including the Commitment Fee (as defined in the Term Sheet).

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7.02.    Negative Commitments. Except as set forth in Section 8 of this Agreement, during the Agreement Effective Period, each of the Company Parties and the GP shall not directly or indirectly:

(a)     object to, delay, impede, or take any other action to interfere with acceptance, implementation, or consummation of the Restructuring Transactions;

(b)     take any action that is inconsistent in any material respect with, or is intended to frustrate or impede approval, implementation, or consummation of the Restructuring Transactions described in this Agreement or the Plan;

(c)     modify the Plan, in whole or in part, in a manner that is not consistent with this Agreement in all material respects;

(d)     file any motion, pleading, or Definitive Document with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that, in whole or in part, is not materially consistent with this Agreement or the Plan; or

(e)     terminate or amend the Credit Agreement, the Credit Agreement Amendment, or any Loan Documents (as defined in the Credit Agreement).

Section 8.    Additional Provisions Regarding Company Parties’ and GP’s Commitments.

8.01.    Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall require any Company Party or the GP or the board of directors, board of managers, partners, or similar governing body of any Company Party or the GP, after consulting with counsel, to take any action or to refrain from taking any action with respect to the Restructuring Transactions to the extent that taking or failing to take such action based on advice from counsel would, in good faith, be inconsistent with its fiduciary obligations under applicable Law, and any resulting good faith action or inaction taken based on advice from counsel pursuant to this Section 8.01 shall not be deemed to constitute a breach of this Agreement; provided that each Consenting Senior Noteholder reserves its rights to challenge any exercise by any Company Party of its respective fiduciary duties.

8.02.    Notwithstanding anything to the contrary in this Agreement, but subject to the terms of Section 8.01 of this Agreement, each Company Party and the GP and their respective directors, partners, officers, employees, investment bankers, attorneys, accountants, consultants, and other advisors or representatives shall have the right to: (a) consider, respond to, and facilitate Alternative Restructuring Proposals; provided that the Company Parties and the GP shall not seek or solicit any Alternative Restructuring Proposals; (b) provide access to non-public information concerning any Company Party to any Entity or enter into confidentiality agreements or nondisclosure agreements with any Entity; (c) maintain or continue discussions or negotiations with respect to Alternative Restructuring Proposals; (d) otherwise cooperate with, assist, participate in, or facilitate any inquiries, proposals, discussions, or negotiation of Alternative Restructuring Proposals; and (e) enter into or continue discussions or negotiations with holders of Company Claims/Interests (including any Consenting Senior Noteholder), any other party in interest in the Chapter 11 Cases (including any official committee and the United States Trustee), or any other Entity regarding the Restructuring Transactions or Alternative Restructuring

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Proposals; provided that the Company Parties or the GP, as applicable, shall provide copies of any such Alternative Restructuring Proposal to the Ad Hoc Group Advisor no later than two (2) Business Days following receipt thereof by the Company Parties or the GP, as applicable.

8.03.    Nothing in this Agreement shall create any additional fiduciary obligations on the part of any Company Party, the GP, or any of the Consenting Senior Noteholders, or any members, partners, managers, managing members, equity holders, officers, directors, employees, advisors, principals, attorneys, professionals, accountants, investment bankers, consultants, agents, or other representatives of the same or their respective affiliated entities, in such person’s capacity as a member, partner, manager, managing member, equity holder, officer, director, employee, advisor, principal, attorney, professional, accountant, investment banker, consultant, agent, or other representative of such Party or its affiliated entities, that such entities did not have prior to the execution of this Agreement.

8.04.    Nothing in this Agreement shall: (a) impair or waive the rights of any Party to assert or raise any objection permitted under this Agreement in connection with the Restructuring Transactions; or (b) prevent any Party from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement.

Section 9.    Transfer of Interests and Securities.

9.01.    During the Restricted Period, no Consenting Senior Noteholder shall Transfer any ownership (including any beneficial ownership as defined in the Rule 13d-3 under the Securities Exchange Act of 1934) in any Company Claims/Interests to any affiliated or unaffiliated party, including any party in which it may hold a direct or indirect beneficial interest; provided that:

(a)    a Consenting Senior Noteholder may Transfer any or all of its Company Claims/Interests to (i) a qualified institutional buyer as defined in Rule 144A under the Securities Act, (ii) a non-U.S. person in an offshore transaction as defined in Regulation S under the Securities Act, (iii) an institutional accredited investor (as defined in the Rules), (iv) any other Consenting Senior Noteholder (including through a broker-dealer intermediary), in which case, such Company Claims/Interests shall automatically be deemed to be subject to the terms of this Agreement and any vote in favor of the Plan by such Consenting Senior Noteholder shall be binding upon the transferee, or (v) any third party; provided that any such transferee under sections (i), (ii), (iii), and (v) shall execute and deliver a Joinder to the Company Parties, the GP, and the Ad Hoc Group Advisor at least two (2) Business Days prior to consummation of the relevant Transfer, in which case such transferee shall be deemed to be a Consenting Senior Noteholder for purposes of this Agreement, and any vote in favor of the Plan by such Consenting Senior Noteholder shall be binding upon the transferee.

(b)    Any third party that receives or acquires any portion of a Consenting Senior Noteholder’s Company Claims/Interests pursuant to a Transfer shall agree to be bound by all of the terms of this Agreement (a “Joining Stakeholder”) by executing and delivering to counsel for the Company Parties, the GP, and the Ad Hoc Group Advisor a Joinder. The Joining Stakeholder shall thereafter be deemed to be a Consenting Senior Noteholder and a Party for all purposes under this Agreement. Each Joining Stakeholder shall indicate, on the appropriate schedule annexed to its Joinder, the number and amount of Company Claims/Interests held by such Joining

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Stakeholder, which information will be redacted and kept confidential by the Company Parties and the GP and their agents for purposes of filing or other disclosure or making public, or distribution to the Consenting Senior Noteholder, except for purposes of the Consenting Senior Noteholder Aggregate. With respect to the Company Claims/Interests held by a Joining Stakeholder upon consummation of the Transfer of such Company Claims/Interests, such Joining Stakeholder hereby makes the applicable representations and warranties set forth in Section 10 and Section 12. Each Consenting Senior Noteholder agrees that any Transfer of any Company Claims/Interests that does not comply with the terms and procedures set forth in this Section 9.01 shall be deemed void ab initio, except for a failure regarding redaction, and the Company Parties shall have the right to enforce the voiding of such Transfer.

(c)    To the extent any Consenting Senior Noteholder acquires additional Company Claims/Interests, such Consenting Senior Noteholder shall be deemed to make the applicable representations and warranties set forth in Section 10 and Section 12 with respect to such newly acquired Company Claims/Interests as of the date of such acquisition. Each Consenting Senior Noteholder agrees to provide to counsel for the Company Parties and counsel to the GP a written notice of the acquisition of any additional Company Claims/Interests within four (4) Business Days of the consummation of such acquisition.

(d)    Notwithstanding anything in this Agreement to the contrary, (i) a Consenting Senior Noteholder may Transfer any Company Claims/Interests to an entity that is acting in its capacity as a Qualified Marketmaker without the requirement that such entity be or become a Consenting Senior Noteholder; provided that the transferee of such Company Claims/Interests from the Qualified Marketmaker shall comply in all respects with the terms of this Agreement (including executing and delivering a Joinder), and (ii) to the extent that a Consenting Senior Noteholder, acting in its capacity as a Qualified Marketmaker, acquires any Company Claims/Interests from a holder of such claims that is not a Consenting Senior Noteholder, such Qualified Marketmaker may Transfer such claim without the requirement that the transferee be or become a Consenting Senior Noteholder.

(e)    The Company Parties understand that the Consenting Senior Noteholders are engaged in a wide range of financial services and businesses, and, in furtherance of the foregoing, the Company Parties acknowledge and agree that the obligations set forth in this Agreement shall only apply to the trading desk(s) and/or business group(s) of each Consenting Senior Noteholder that principally manage and/or supervise the applicable Consenting Senior Noteholder’s investment in the Company, and shall not apply to any other trading desk or business group of the applicable Consenting Senior Noteholder so long as such other desks or groups are not acting at the direction or for the benefit of such principal desks or groups or in connection with such Consenting Senior Noteholder’s investment in the Company.

(f)    Further, notwithstanding anything in this Agreement to the contrary, the Parties agree that, in connection with the delivery of signature pages to this Agreement by a Consenting Senior Noteholder that is a Qualified Marketmaker, such Consenting Senior Noteholder shall be a Consenting Senior Noteholder at the Agreement Effective Date hereunder solely with respect to the Company Claims/Interests listed on such signature pages and shall not be required to comply with this Agreement for any other Company Claims/Interests it may hold from time to time in its role as a Qualified Marketmaker.

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9.02.    This Section 9 shall not impose any obligation on any Company Party to issue any “cleansing letter” or otherwise publicly disclose information for the purpose of enabling a Consenting Senior Noteholder to Transfer any of its Company Claims/Interests. Notwithstanding anything to the contrary in this Agreement, to the extent that a Company Party and another Party have entered into a Confidentiality Agreement, the terms of such Confidentiality Agreement shall continue to apply and remain in full force and effect according to its terms, and this Agreement does not supersede any rights or obligations otherwise arising under such Confidentiality Agreements.

9.03.    This Agreement shall in no way be construed to preclude any Consenting Senior Noteholder from acquiring additional Company Claims/Interests; provided, however, that any such additional holdings shall automatically be deemed to be subject to all of the terms of this Agreement and each such Consenting Senior Noteholder agrees that such additional Company Claims/Interests shall be subject to this Agreement and that it shall vote (or cause to be voted) any such additional Company Claims/Interests (to the extent entitled to vote) in a manner consistent with this Agreement.

Section 10.    Representations and Warranties of Consenting Senior Noteholder. Each Consenting Senior Noteholder severally, and not jointly, represents and warrants that, as of the date such Consenting Senior Noteholder executes and delivers this Agreement and as of the Plan Effective Date:

(a)    it is the beneficial or record owner of the face amount of the Company Claims/Interests or is the nominee or investment manager for beneficial holders of the Company Claims/Interests reflected in such Consenting Senior Noteholder’s signature page to this Agreement or a Joinder, as applicable (as may be updated pursuant to Section 9 of this Agreement), and, having made reasonable inquiry, is not the beneficial or record owner of any Company Claims/Interests other than those reflected in such Consenting Senior Noteholder’s signature page to this Agreement or a Joinder, as applicable (as may be updated pursuant to Section 9 of this Agreement);

(b)    it has the full power and authority to act on behalf of, vote, and consent to matters concerning such Company Claims/Interests;

(c)    such Company Claims/Interests are free and clear of any pledge, lien, security interest, charge, claim, third-party interest, grant of proxy, voting restriction, right of first refusal, or other limitation on disposition or transfer, or encumbrances of any kind, that would adversely affect in any way such Consenting Senior Noteholder’s ability to perform any of its obligations under this Agreement at the time such obligations are required to be performed;

(d)    it has the full power to vote, approve changes to, and transfer all of its Company Claims/Interests, referable to it as applicable, as contemplated by this Agreement subject to applicable Law; and

(e)    it is an Eligible Holder, and any securities acquired by the Consenting Senior Noteholder in connection with the Restructuring Transactions will have been acquired for investment and not with a view to distribution or resale in violation of the Securities Act.

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Section 11.    Representations and Warranties of Company Parties and GP. Each Company Party and the GP severally, and not jointly, represents and warrants that, as of the date such Company Party and the GP, as applicable, executes and delivers this Agreement, entry into this Agreement is consistent with the exercise of such Company Party’s and the GP’s fiduciary duties.

Section 12.    Mutual Representations, Warranties, and Covenants. Each of the Parties severally, and not jointly, represents, warrants, and covenants to each other Party, as of the date such Party executes and delivers this Agreement and as of the Plan Effective Date:

(a)    it is validly existing and in good standing under the Laws of the state of its organization, except to the extent that any failure to be so existing and in good standing could not reasonably be expected to have a material adverse effect, and this Agreement is a legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;

(b)    except as expressly provided in this Agreement, the Plan, and the Bankruptcy Code, no consent or approval is required by any other person or entity in order for it to effectuate the Restructuring Transactions contemplated by, and perform its respective obligations under, this Agreement;

(c)    the entry into and performance by it of, and the transactions contemplated by, this Agreement do not, and will not, conflict in any material respect with any Law or regulation applicable to it or with any of its articles of association, memorandum of association, or other constitutional or organizational documents (e.g., charter; certificate or articles of incorporation, formation, or organization; bylaws; or limited liability company or operating agreement);

(d)    except as expressly provided in this Agreement, it has (or will have, at the relevant time) all requisite corporate or other power and authority to enter into, execute, and deliver this Agreement and to effectuate the Restructuring Transactions contemplated by, and perform its respective obligations under, this Agreement; and

(e)    except as expressly provided by this Agreement, it is not party to any restructuring or similar agreements or arrangements with the other Parties to this Agreement, pertaining to the Company and its affiliates (excluding any Entity that is a purported affiliate solely based on ownership of common units representing limited partner interests), that have not been disclosed to all Parties to this Agreement.

Section 13.    Termination Events.

13.01.    Consenting Senior Noteholder Termination Events. This Agreement may be terminated with respect to all Consenting Senior Noteholders by the Required Consenting Senior Noteholders by the delivery to the Company Parties and the GP of a written notice in accordance with Section 15.10 of this Agreement upon the occurrence of the following events:

(a)    a breach by a Company Party or the GP of any of the representations, warranties, or covenants of the Company Parties or the GP, as applicable, set forth in this Agreement or the Backstop Agreement that, with respect to the Consenting Senior Noteholders, has a material

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adverse impact on the Restructuring Transactions, the consummation of the Restructuring Transactions, or the Senior Noteholders that (if susceptible of cure) remains uncured for five (5) Business Days after such terminating Consenting Senior Noteholders transmit a written notice in accordance with Section 15.10 of this Agreement detailing any such breach;

(b)    in the event that an In-Court Restructuring is pursued, the conversion of one or more of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code;

(c)    in the event that an In-Court Restructuring is pursued, the dismissal of one or more of the Chapter 11 Cases;

(d)    in the event that an In-Court Restructuring is pursued, the appointment of a trustee, receiver, or examiner with expanded powers beyond those set forth in Bankruptcy Code sections 1106(a)(3) and (4) in one or more of the Chapter 11 Cases;

(e)    the Company Parties or the GP (i) amend or modify, or file a pleading seeking authority to amend or modify, any Definitive Document in a manner that is materially inconsistent with this Agreement; (ii) suspend or revoke the Restructuring Transactions; (iii) in connection with an In-Court Restructuring, file or announce that they will file any motion or application seeking authority to sell any material assets; or (iv) publicly announce their intention to take any action listed in clause (i), (ii), or (iii) of this subsection;

(f)    the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling or order that enjoins the consummation of a material portion of the Restructuring Transactions; notwithstanding the foregoing, this termination right may not be exercised by any Party that sought or requested such ruling or order in contravention of any obligation set out in this Agreement;

(g)    in the event that an In-Court Restructuring is pursued, the Company Parties lose the exclusive right to file a plan or plans of reorganization or to solicit acceptances thereof pursuant to Bankruptcy Code section 1121;

(h)    the commencement of an involuntary case against the Company Parties or the filing of an involuntary petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization, or other relief in respect of the Company Parties, or their debts, or of a substantial part of their assets, under any federal or state bankruptcy, insolvency, administrative receivership, or similar law now or hereafter in effect (provided that such involuntary proceeding is not dismissed within a period of thirty (30) days after the filing thereof) or if any court grants the relief sought in such involuntary proceeding;

(i)    without the prior consent of the Required Consenting Senior Noteholders, any of the Company Parties (i) voluntarily commence any case or file any petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization, or other relief under any federal or state bankruptcy, insolvency, administrative receivership, or similar law now or hereafter in effect, except as provided in this Agreement, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any involuntary proceeding or petition described above, (iii) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (iv) apply for or consent to the appointment of a receiver, administrator,

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administrative receiver, trustee, custodian, sequestrator, conservator, or similar official, or an examiner pursuant to Bankruptcy Code section 1104, (v) make a general assignment or arrangement for the benefit of creditors, or (vi) take any corporate action for the purpose of authorizing any of the foregoing;

(j)    the Company exercises its fiduciary out under Section 8 or 13.02(b) of this Agreement;

(k)    the failure to meet a Milestone, which has not been waived or extended in a manner consistent with this Agreement, unless such failure is the result of any act, omission, or delay on the part of the terminating Consenting Senior Noteholders in violation of their obligations under this Agreement;

(l)    the occurrence of a material breach by any of the Company Parties of its obligations under, or any Event of Default under (and as defined in), the Credit Agreement, other than any material breach or Event of Default triggered as a result of the commencement or pendency of the Chapter 11 Cases or the undertaking of any Company Party of any other action in furtherance of implementing the Restructuring Transactions to the extent consistent with the terms of this Agreement;

(m)    the occurrence of a material breach by any of the Company Parties of its obligations under, or any Event of Default under (and as defined in), the Senior Notes Indenture, other than any material breach or Event of Default triggered as a result of the commencement or pendency of the Chapter 11 Cases or the undertaking of any Company Party of any other action in furtherance of implementing the Restructuring Transactions to the extent consistent with the terms of this Agreement;

(n)    by 11:59 p.m. (prevailing Eastern Time) on July 15, 2020, a majority in amount of the then-current lenders under the Credit Agreement have not become party to an amended version of this Agreement, which amended version shall be in form and substance acceptable to the Company Parties and the Required Consenting Senior Noteholders; or

(o)    by 11:59 p.m. (prevailing Eastern Time) on July 3, 2020, the Credit Agreement Amendment shall not have been executed.

13.02.    Company Party Termination Events. Any Company Party may terminate this Agreement as to all Parties upon prior written notice to all Parties in accordance with Section 15.10 of this Agreement upon the occurrence of any of the following events:

(a)    the breach in any respect by one or more of the Consenting Senior Noteholders of any provision set forth in this Agreement that remains uncured for a period of five (5) Business Days after the receipt by one or more of the Consenting Senior Noteholders and the Ad Hoc Group Advisor of notice of such breach;

(b)    the board of directors, board of managers, or such similar governing body of any Company Party or the GP determines, based on advice of its counsel, that (i) proceeding with any of the Restructuring Transactions would be inconsistent with the exercise of its fiduciary duties or applicable Law as set out in Section 8.01 or (ii) the exercise of its fiduciary duties requires it to pursue an Alternative Restructuring Proposal as set out in Section 8.02;

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(c)    the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that enjoins the consummation of a material portion of the Restructuring Transactions; notwithstanding the foregoing, this termination right shall not apply to or be exercised by any Company Party if any Company Party sought or requested or did not oppose such ruling or order in contravention of any obligation or restriction set out in this Agreement; or

(d)    the Bankruptcy Court enters an order denying confirmation of the Plan and the Plan cannot be revised and be confirmable in a way consistent with this Agreement and the Term Sheet and such order remains in effect for ten (10) Business Days after entry of such order.

13.03.    Mutual Termination. This Agreement, and the obligations of all Parties hereunder, may be terminated by mutual written agreement among all of the following: (a) the Required Consenting Senior Noteholders; (b) the Company Parties; and (c) the GP.

13.04.    Automatic Termination. This Agreement shall terminate automatically without any further required action or notice immediately upon the consummation of the Exchange Offer or the Plan Effective Date, as applicable.

13.05.    Other Termination Event. Any Consenting Senor Noteholder may terminate this Agreement as to itself only, and not as it relates to any other Party, upon prior written notice to all Parties in accordance with Section 15.10 of this Agreement, in the event that any economic term of this Agreement, the Term Sheet, or the Plan is amended or modified in a manner that materially, disproportionately, and adversely impacts such Consenting Senior Noteholder.

13.06.    Effect of Termination. After the occurrence of a Termination Date as to a Party, this Agreement shall be of no further force and effect as to such Party and each Party subject to such termination shall be released from its commitments, undertakings, and agreements under or related to this Agreement and shall have the rights and remedies that it would have had, had it not entered into this Agreement, and shall be entitled to take all actions, whether with respect to the Restructuring Transactions or otherwise, that it would have been entitled to take had it not entered into this Agreement, including with respect to any and all Claims or Causes of Action. Notwithstanding the foregoing, a termination under Section 13.02(b) of this Agreement shall occur immediately. Following the full execution of the Backstop Agreement, if this Agreement is terminated pursuant to Section 13.02(b), the Company Parties will be jointly and severally liable for, and will promptly pay, in full and in cash, the Commitment Fee (as defined in the Term Sheet). Upon the occurrence of a Termination Date prior to the Confirmation Order being entered by a Bankruptcy Court, any and all consents or ballots tendered by the Parties subject to such termination before a Termination Date shall be deemed, for all purposes, to be null and void from the first instance and shall not be considered or otherwise used in any manner by the Parties in connection with the Restructuring Transactions and this Agreement or otherwise. Notwithstanding the foregoing, any Consenting Senior Noteholder withdrawing or changing its vote pursuant to this Section 13.06 shall promptly provide written notice of such withdrawal or change to each other Party to this Agreement and, if such withdrawal or change occurs on or after the Petition Date, file notice of such withdrawal or change with the Bankruptcy Court. Nothing in this Agreement shall be construed as prohibiting a Company Party, the GP, or any of the Consenting Senior Noteholders from contesting whether any such termination is in accordance with the terms

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of the Agreement or to seek enforcement of any rights under this Agreement that arose or existed before a Termination Date. Except as expressly provided in this Agreement, nothing in this Agreement is intended to, or does, in any manner waive, limit, impair, or restrict (a) any right of any Company Party or the GP or the ability of any Company Party or the GP to protect and reserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any Consenting Senior Noteholder, and (b) any right of any Consenting Senior Noteholder, or the ability of any Consenting Senior Noteholder, to protect and preserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any Company Party, the GP, or Consenting Senior Noteholder. No purported termination of this Agreement shall be effective under this Section 13.06 or otherwise if the Party seeking to terminate this Agreement is in material breach of this Agreement, except a termination pursuant to Section 13.02(b) or Section 13.02(d) of this Agreement. Nothing in this Section 13.06 shall restrict any Company Party’s right to terminate this Agreement in accordance with Section 13.02(b) of this Agreement.

Section 14.    Amendments and Waivers.

(a)    This Agreement, including the exhibits and schedules hereto, may be amended only upon written approval of the Company Parties, the GP, and the Required Consenting Senior Noteholders (except that the Plan Supplement, revisions to the Plan that are immaterial to the Consenting Senior Noteholders, and revisions to the Plan based on guidance on the record of the Bankruptcy Court, that do not adversely affect the Consenting Senior Noteholders, shall not be subject to this sentence). Any waiver of any condition, term, or provision to this Agreement must be in writing signed by each of the Parties entitled to waive such condition, term, or provision. In determining whether any consent or approval has been given or obtained by the applicable number of Consenting Senior Noteholders, any then-existing Consenting Senior Noteholder that is in material breach of its covenants, obligations, representations, or warranties under this Agreement (and the related Senior Notes Claims held by such Party) shall be excluded from such determination, and the Senior Notes Claims held by such Party shall be treated as if they were not outstanding.

(b)    Notwithstanding anything to the contrary set forth in this Agreement, if at any time prior to the consummation of the Exchange Offer (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances existing when the Offering Memorandum is delivered, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, the Company Parties (in consultation with the Required Consenting Senior Noteholders) may make such amendments or supplements to the Offering Memorandum as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances existing when the Offering Memorandum is delivered, not misleading or so that the Offering Memorandum will comply with applicable law.

(c)    Any proposed modification, amendment, waiver, or supplement that does not comply with this Section 14 shall be ineffective and void ab initio.

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(d)    The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power, or remedy under this Agreement shall operate as a waiver of any such right, power, or remedy or any provision of this Agreement, nor shall any single or partial exercise of such right, power, or remedy by such Party preclude any other or further exercise of such right, power, or remedy or the exercise of any other right, power, or remedy. All remedies under this Agreement are cumulative and are not exclusive of any other remedies provided by Law.

Section 15.    Miscellaneous.

15.01.    Acknowledgement. Notwithstanding any other provision of this Agreement, this Agreement is not and shall not be deemed to be an offer with respect to any securities or solicitation of votes for the acceptance of a plan of reorganization for purposes of Bankruptcy Code sections 1125 and 1126 or otherwise. Any such offer or solicitation will be made only in compliance with all applicable securities Laws, provisions of the Bankruptcy Code, and/or other applicable Law.

15.02.    Exhibits Incorporated by Reference; Conflicts. Each of the exhibits, annexes, signature pages, and schedules attached to this Agreement is expressly incorporated and made a part of this Agreement, and all references to this Agreement shall include such exhibits, annexes, signature pages, and schedules. In the event of any inconsistency between this Agreement (without reference to the exhibits, annexes, signature pages, and schedules attached to this Agreement) and the exhibits, annexes, signature pages, and schedules attached to this Agreement, this Agreement (without reference to the exhibits, annexes, signature pages, and schedules thereto) shall govern.

15.03.    Further Assurances. Subject to the other terms of this Agreement, the Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters specified in this Agreement, as may be reasonably appropriate or necessary, or as may be required by order of the Bankruptcy Court, from time to time, to effectuate the Restructuring Transactions, as applicable.

15.04.    Complete Agreement. Except as otherwise explicitly provided in this Agreement with respect to the Definitive Documents, this Agreement constitutes the entire agreement among the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements, representations, warranties, term sheets, proposals, and understandings, whether written, oral, or implied, among the Parties with respect to the subject matter of this Agreement, other than any Confidentiality Agreement. The Parties acknowledge and agree that they are not relying on any representations or warranties other than as set forth in this Agreement.

15.05.    GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE CHOSEN STATE, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES. Each Party to this Agreement agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement, to the extent possible, in the Chosen Court, and solely in connection with claims arising under this Agreement: (a) irrevocably submits to the exclusive jurisdiction of the Chosen

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Court; (b) waives any objection to laying venue in any such action or proceeding in the Chosen Court; and (c) waives any objection that the Chosen Court is an inconvenient forum or does not have jurisdiction over any Party to this Agreement. The foregoing sentence shall not restrict the right of a Party to seek removal from state to federal Chosen Court, or seek a proceeding in federal district court to be referred to the bankruptcy Chosen Court.

15.06.    TRIAL BY JURY WAIVER. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

15.07.    Execution of Agreement. This Agreement may be executed and delivered in any number of counterparts and by way of electronic signature and delivery; each such counterpart, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement. Except as expressly provided in this Agreement, each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party.

15.08.    Rules of Construction. This Agreement is the product of negotiations among the Company Parties, the GP, and the Consenting Senior Noteholders, and in the enforcement or interpretation of this Agreement, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion of this Agreement, shall not be effective in regard to the interpretation of this Agreement. The Company Parties, the GP, and the Consenting Senior Noteholders were each represented by counsel during the negotiations and drafting of this Agreement and continue to be represented by counsel.

15.09.    Successors and Assigns; Third Parties. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors and permitted assigns, as applicable. There are no third-party beneficiaries under this Agreement, and, except as set forth in Section 9 of this Agreement, the rights or obligations of any Party under this Agreement may not be assigned, delegated, or transferred to any other person or entity.

15.10.    Notices. All notices hereunder shall be deemed given if in writing and delivered, by electronic mail, courier, or registered or certified mail (return receipt requested), to the following addresses (or at such other addresses as shall be specified by like notice):

(a)	if to a Company Party, to:

Martin Midstream Partners L.P.

4200 B Stone Road

Kilgore, TX 75662

Attn: General Counsel

E-mail address: legal@martinmlp.com

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with copies to:

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, NY 10036

Attn: Michael Stamer and Stephen Kuhn

E-mail address: mstamer@akingump.com; skuhn@akingump.com

2300 N. Field Street

Suite 1800

Dallas, TX 75201

Attn: Sarah Link Schultz and Rachel Biblo Block

E-mail address: sschultz@akingump.com; rbibloblock@akingump.com

(b)	if to the GP, to:

Martin Midstream Partners L.P.

4200 B Stone Road

Kilgore, TX 75662

Attn: General Counsel

E-mail address: legal@martinmlp.com

with a copy to:

Baker Botts

2001 Ross Ave., #1100

Dallas, TX 75201

Attn: Luke Weedon

E-mail address: luke.weedon@bakerbotts.com

(c)	if to a Consenting Senior Noteholder, as set forth on the signature page for such Consenting Senior Noteholder,

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, NY 10001

Attn: Paul Leake, Andrea Nicolas, and Lisa Laukitis

E-mail address: paul.leake@skadden.com; andrea.nicolas@skadden.com;

lisa.laukitis@skadden.com

Any notice given by electronic mail, mail, or courier shall be effective when received.

15.11.    Independent Due Diligence and Decision Making. Each Consenting Senior Noteholder confirms that its decision to execute this Agreement has been based upon its independent investigation of the operations, businesses, financial and other conditions, and prospects, of the Company Parties. Each Consenting Senior Noteholder acknowledges and agrees that it is not relying on any representations or warranties other than as set forth in this Agreement.

25

15.12.    Enforceability of Agreement. Each of the Parties to the extent enforceable waives any right to assert that the exercise of termination rights under this Agreement is subject to the automatic stay provisions of the Bankruptcy Code and expressly stipulates and consents hereunder to the prospective modification of the automatic stay provisions of the Bankruptcy Code for purposes of exercising termination rights under this Agreement, to the extent that the Bankruptcy Court determines that such relief is required.

15.13.    Waiver. If the Restructuring Transactions are not consummated, or if this Agreement is terminated for any reason, the Parties fully reserve any and all of their rights. Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating to this Agreement shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms or the payment of damages to which a Party may be entitled under this Agreement, or in relation to the assumption in bankruptcy of this Agreement, the approval of the Disclosure Statement or solicitation procedures, or the confirmation of the Plan. Nothing herein shall be deemed an admission of any kind.

15.14.    Specific Performance. It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party, and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief (without the posting of any bond and without proof of actual damages) as a remedy of any such breach, including an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.

15.15.    Several, Not Joint, Claims. Except where otherwise specified, the agreements, representations, warranties, and obligations of the Parties under this Agreement are, in all respects, several and not joint.

15.16.    Severability and Construction. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect if essential terms and conditions of this Agreement for each Party remain valid, binding, and enforceable.

15.17.    Capacities of Consenting Senior Noteholders. Each Consenting Senior Noteholder has entered into this agreement on account of all Company Claims/Interests that it holds (directly or through discretionary accounts that it manages or advises) and, except where otherwise specified in this Agreement, shall take or refrain from taking all actions that it is obligated to take or refrain from taking under this Agreement with respect to all such Company Claims/Interests.

15.18.    Email Consents. Where a written consent, acceptance, approval, or waiver is required pursuant to or contemplated by this Agreement, pursuant to Section 2, Section 4.02, Section 14, or otherwise, including a written approval by the Company Parties, the GP, and/or the Required Consenting Senior Noteholders, as applicable, such written consent, acceptance, approval, or waiver shall be deemed to have occurred if, by agreement between counsel to the Parties submitting and receiving such consent, acceptance, approval, or waiver, it is conveyed in writing (including electronic mail) between each such counsel without representations or warranties of any kind on behalf of such counsel.

26

15.19.    Good Faith Cooperation. The Parties shall cooperate with each other in good faith and shall coordinate their activities (to the extent practicable) in respect of all matters concerning the implementation and consummation of the Restructuring Transactions.

15.20.    Publicity; Non-Disclosure.

(a)    The Company will disclose this Agreement by publicly filing a Form 8-K or any periodic report required or permitted to be filed by the Company under the Exchange Act with the SEC or, if the SEC’s EDGAR filing system is not available, on a press release that results in prompt public dissemination of such information (the “Public Disclosure”) prior to 8:00 a.m. (New York Time) on the first business day following the Agreement Effective Date.

(b)    For the avoidance of doubt, any public dissemination of information concerning this Agreement will not contain the individual holdings information of any of the Consenting Senior Noteholders but may contain the Consenting Senior Noteholder Aggregate.

(c)    Unless required by applicable law or regulation, the Company Parties agree to keep confidential the holdings information (including with respect to the Senior Notes Claims, and any other Company Claims/Interests) (except the Consenting Senior Noteholder Aggregate) of each of the Consenting Senior Noteholders from time to time absent the prior written consent of any such Consenting Senior Noteholder; and if such announcement or disclosure of the holdings information of any Consenting Senior Noteholder(s) is so required by law or regulation, the Company Parties shall provide each affected Consenting Senior Noteholder with advance notice of their intent to disclose such holdings information and shall afford each of the Consenting Senior Noteholders a reasonable opportunity to (i) seek a protective order or other appropriate remedy or (ii) review and comment upon any such announcement or disclosure prior to the Company Parties making such announcement or disclosure. When attaching a copy of this Agreement to the Public Disclosure as required by this Section 15.20, the Company will redact any reference to a specific Consenting Senior Noteholder or its holdings information, including in the signature pages hereto. The foregoing shall not prohibit the Company from disclosing the Consenting Senior Noteholder Aggregate.

15.21.    Indenture Trustees. The Required Consenting Senior Noteholders and the Company will work together to select, in the exercise of their reasonable discretion, an indenture trustee for each of the New 1.5 Lien Notes and the New Second Lien Notes.

15.22.    General Partner. For the avoidance of doubt, the GP is not a party to the Credit Agreement or the Senior Notes Indenture, and will not be an issuer or guarantor under the New Debt Documents, nor is it expected to be a debtor in an In-Court Restructuring.

15.23.    Commitment Fee. Upon the full execution of the Backstop Agreement, in consideration, inter alia, of the commitment of capital, time, effort, and expense involved with the backstop commitment of the Consenting Senior Noteholders party to the Backstop Agreement: the Commitment Fee (as defined in the Term Sheet) shall be incurred and owed, but not immediately due and payable, by the Company Parties to the Consenting Senior Noteholders party to the Backstop Agreement in the amount of 7.5% times $50 million (i.e., $3,750,000), allocated among such Consenting Senior Noteholders pro rata. Pursuant to the Term Sheet, the Commitment

27

Fee will be paid in kind in New 1.5 Lien Notes upon the issuance of the same. However, if this Agreement is terminated pursuant to Section 13.02(b), the Backstop Agreement is breached in a material respect by the Company Parties and as a result, is terminated in accordance with its terms by the Consenting Senior Noteholders party to the Backstop Agreement, or if the New 1.5 Lien Notes are not issued by the date specified in Section 4.01(b) other than as a result of a material breach by the Consenting Senior Noteholders, the Commitment Fee will accelerate and be immediately due and payable in full and in cash as a joint and several liability of the Company Parties.

15.24.    Ratings. The Company shall obtain ratings from one or more of Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, and Fitch Ratings Inc. for each series of New Notes by the time of the issuance of the New Notes or promptly thereafter.

[Remainder of Page Intentionally Blank.]

28

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

THE COMPANY PARTIES AND THE GP:

MARTIN MIDSTREAM PARTNERS L.P.
By: Martin Midstream GP LLC, its general partner

By:	/s/ Robert D. Bondurant
Name:	Robert D. Bondurant
Title:	EVP and CFO

MARTIN MIDSTREAM GP LLC

By:	/s/ Robert D. Bondurant
Name:	Robert D. Bondurant
Title:	EVP and CFO

MARTIN MIDSTREAM FINANCE CORP.

By:	/s/ Robert D. Bondurant
Name:	Robert D. Bondurant
Title:	EVP and CFO

MARTIN OPERATING GP LLC
By: Martin Midstream Partners L.P., its sole member
By: Martin Midstream GP LLC, its general partner

By:	/s/ Robert D. Bondurant
Name:	Robert D. Bondurant
Title:	EVP and CFO

[Signature Page to Restructuring Support Agreement—Company Parties and the GP]

MARTIN OPERATING PARTNERSHIP L.P.
By: Martin Operating GP LLC, its general partner
By: Martin Midstream Partners L.P., its sole member
By: Martin Midstream GP LLC, its general partner

By:	/s/ Robert D. Bondurant
Name:	Robert D. Bondurant
Title:	EVP and CFO

MARTIN TRANSPORT, INC.

By:	/s/ Robert D. Bondurant
Name:	Robert D. Bondurant
Title:	EVP and CFO

REDBIRD GAS STORAGE LLC

By:	/s/ Robert D. Bondurant
Name:	Robert D. Bondurant
Title:	EVP and CFO

TALEN’S MARINE & FUEL, LLC

By:	/s/ Robert D. Bondurant
Name:	Robert D. Bondurant
Title:	EVP and CFO

[Signature Page to Restructuring Support Agreement—Company Parties and the GP]

[Signature pages of Consenting Senior Noteholders on file with Company Parties and the GP]

[Signature Page to Restructuring Support Agreement—Consenting Senior Noteholders]

EXHIBIT A

Martin Midstream Finance Corp.

Martin Operating GP LLC

Martin Operating Partnership L.P.

Martin Transport, Inc.

Redbird Gas Storage LLC

Talen’s Marine & Fuel, LLC

EXHIBIT B

Term Sheet

MARTIN MIDSTREAM PARTNERS LP

MARTIN MIDSTREAM FINANCE CORP.

TRANSACTION TERM SHEET

June 25, 2020

THIS TRANSACTION TERM SHEET (THIS “TERM SHEET”) IS PRESENTED BY THE AD HOC GROUP OF HOLDERS (THE “AD HOC GROUP”) OF 7.25% SENIOR NOTES DUE 2021 (THE “EXISTING NOTES”) ISSUED UNDER THE INDENTURE DATED AS OF FEBRUARY 11, 2013 (AS AMENDED, MODIFIED, OR OTHERWISE SUPPLEMENTED FROM TIME TO TIME), BY AND AMONG MIDSTREAM PARTNERS LP., MARTIN MIDSTREAM FINANCE CORP., EACH OF THE GUARANTORS NAMED THEREIN, AND WELLS FARGO, NATIONAL ASSOCIATION, AS TRUSTEE. THIS TERM SHEET DOES NOT CONSTITUTE (NOR WILL IT BE CONSTRUED AS) AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OR REJECTIONS AS TO ANY PLAN OF REORGANIZATION, IT BEING UNDERSTOOD THAT SUCH AN OFFER, IF ANY, ONLY WILL BE MADE IN COMPLIANCE WITH APPLICABLE PROVISIONS OF SECURITIES, BANKRUPTCY, AND/OR OTHER APPLICABLE LAWS.

THIS TERM SHEET DOES NOT PURPORT TO SUMMARIZE ALL OF THE TERMS, CONDITIONS, REPRESENTATIONS, WARRANTIES, AND OTHER PROVISIONS WITH RESPECT TO THE TRANSACTIONS DESCRIBED HEREIN, WHICH TRANSACTIONS WILL BE SUBJECT TO THE COMPLETION OF DEFINITIVE DOCUMENTS INCORPORATING THE TERMS SET FORTH HEREIN, AND REMAINS SUBJECT TO SUBSTANTIAL DILIGENCE BY THE AD HOC GROUP. THE CLOSING OF ANY TRANSACTION WILL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN SUCH DEFINITIVE DOCUMENTS. NO BINDING OBLIGATIONS WILL BE CREATED BY THIS TERM SHEET UNLESS AND UNTIL BINDING DEFINITIVE DOCUMENTS ARE EXECUTED AND DELIVERED BY ALL APPLICABLE PARTIES.

THIS TERM SHEET IS PRESENTED FOR DISCUSSION AND SETTLEMENT PURPOSES AND IS ENTITLED TO PROTECTION FROM ANY USE OR DISCLOSURE TO ANY PERSON PURSUANT TO RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND ANY OTHER RULE OF SIMILAR IMPORT.

Term Sheet – Exchange Offer

Summary of Terms & Conditions

Exchange Offer

•   Offer to exchange, at the election of each holder:

•   $1,000 in New 2L Notes (as defined below) per $1,000 of Existing Notes (the “Debt Exchange”), or

•   $650 in cash per $1,000 of Existing Notes (the “Cash Tender” and, collectively with the Debt Exchange, the “Exchange Offer”)

•   Noteholders whose Existing Notes are validly tendered and accepted will be paid all accrued interest in cash to, but not including, the settlement date of the Exchange Offer (the “Settlement Date”)

•   Noteholders who participated in the New 1.5L Notes offering and validly tender their Existing Notes per the Debt Exchange will receive the Unused Proceeds from the Cash Tender on a pro rata basis on account of their Existing Notes, and the remaining amount in principal amount of New 2L Notes, such that the sum of cash and principal amount of New 2L Notes received by such noteholders will equal $1,000 per $1,000 of Existing Notes tendered

Cash Tender

•   The Cash Tender will be limited to $77 million (the “CTO Limit”) in principal amount of Existing Notes. If the amount of Existing Notes tendered exceeds the CTO Limit, participating holders will receive their pro rata share up to the CTO Limit, and remaining amounts will be deemed to be tendered as per the terms of the Debt Exchange

•   The Company reserves the right to increase the CTO Limit, with the consent of the Backstop Parties

•   If less than $50 million is utilized in the Cash Tender, an amount equal to the (i) difference between $50 million and the amount of cash actually used in the Cash Tender multiplied by (ii) 0.85 (the “Unused Proceeds”) will be used to purchase Existing Notes at par from noteholders who participated in the New 1.5L Notes offering and validly tendered their Existing Notes per the Debt Exchange such that those holders will receive (x) their pro rata portion of the Unused Proceeds to purchase such Existing Notes and (y) a principal amount of New 2L Notes in exchange for the principal amount of Existing Notes tendered but not repurchased with Unused Proceeds, such that the sum of cash and principal amount of New 2L Notes received by such noteholders will equal $1,000 per $1,000 of Existing Notes tendered

Supporting Noteholders

•   Supporting noteholders (the “Supporting Noteholders”) will execute a Restructuring Support Agreement, and agree to tender their Existing Notes as per the terms of the Debt Exchange, and provide consents necessary to amend covenants of the Existing Notes to facilitate the exchange and eliminate substantially all the restrictive covenants and certain events of defaults (collectively, the “Amendments”)

•   Supporting Noteholders are also invited to support the Cash Tender via the Backstop Agreement

Backstop Agreement

•   Supporting Noteholders who agree to the Backstop Agreement (the “Backstop Parties” and “Backstop Agreement,” respectively) will provide cash commitment of up to $50 million to fund the Cash Tender (the “Backstop Commitment”)

2

•   As consideration for any funded portion of the Backstop Agreement, each of the Backstop Parties will receive New 1.5L Notes pro rata based on their Backstop Commitment

•   As consideration for the Backstop Commitment, the Backstop Parties will receive a 7.5% commitment fee (the “Commitment Fee”) with respect to the Backstop Commitment allocated between the Backstop Parties based on their pro rata share of the Backstop Commitment

•   The Commitment Fee will be paid in New 1.5L Notes and will be paid in full concurrently with the issuance of the New 1.5L Notes on the Settlement Date

•   Backstop Parties will exchange Existing Notes for New 2L Notes (only) and execute a Restructuring Support Agreement prior to market offer

New 1.5L Notes	• All holders of Existing Notes will be offered to participate in the New 1.5L Notes offering

Conditions to the Exchange Offer

•   The Exchange Offer will be subject to the following conditions:

•   the valid tender, without valid withdrawal, of a minimum of 95% of the outstanding aggregate principal amount of the Existing Notes (the “Minimum Tender Condition”); and

•   the consent of holders of at least the majority of the outstanding principal amount of the Existing Notes for effecting the Amendments (as defined below) have been received, without valid withdrawal, prior to the expiration date.

•   Martin Midstream Partners LP and any of its affiliates (collectively, “Martin”) may only amend the Exchange Offer (including for the avoidance of doubt, the terms of the New 2L Notes and the New 1.5L Notes) with the consent of the Ad Hoc Group (provided that increasing the CTO Limit will be subject only to the consent of the Backstop Parties). Martin and any of its affiliates may only terminate the Exchange Offer if the conditions to the Exchange Offer are not satisfied. If the Exchange Offer is terminated at any time, the Existing Notes validly tendered pursuant to the Exchange Offer will be promptly returned to such tendering noteholders. Martin may only waive, at any time prior to the expiration date, the Minimum Tender Condition, or any of the other conditions of the Exchange Offer, with the consent of the Ad Hoc Group. If Martin waives the Minimum Tender Condition, Martin shall not be obligated to extend the withdrawal deadline of the Exchange Offer.

Means to Implement

•   In the Restructuring Support Agreement, Supporting Noteholders would also agree to identical terms for a stapled, pre-packaged Chapter 11 plan of reorganization

•   Martin to implement exchange/tender out-of-court if the Minimum Tender Condition is met

•   If the Minimum Tender Condition is not met, Martin to implement exchange/tender via pre-packaged Chapter 11 plan

3

Term Sheet – New 1.5L Notes

Summary of Terms & Conditions

Issuer	Martin Midstream Partners LP (the “Company”) and Martin Midstream Finance Corp. (“Midstream”)

Guarantees	Unconditionally guaranteed on a senior secured basis by any current and future subsidiaries that guarantee the existing $350MM revolving credit facility (the “Revolving Credit Facility”)

Facility	Senior Secured 1.5 Lien Notes (the “New 1.5L Notes”)

Security	Secured by 1.5 priority lien on substantially all assets of the Company and the Guarantors pursuant to security documentation substantially consistent with the security documentation entered into with the lenders under the Revolving Credit Facility (including the Master Consent to Collateral Assignment)

Ranking	Effectively junior to the Revolving Credit Facility, but senior to all existing and future junior indebtedness (including New 2L Notes) of the Company. Intercreditor agreement in form and substance acceptable to the Supporting Noteholders.

Maturity	February 29, 2024

Size	Up to $54 million

Issue Price	100.0 (All-in yield to maturity of ~10.0%)

Coupon	10.000%, paid semi-annually in arrears in cash

Call Protection	NC1, 102, 101, par thereafter

Priority Debt Incurrence	Limited to the Revolving Credit Facility

Restricted Payments

Unitholder Distributions not permitted while the Total Leverage Ratio[1] is greater than 3.75x, except up to the greater of (i) $1 million in the aggregate per trailing twelve-month period, or (ii) any statutory amount to comply with rules governing the Company’s master limited partnership designation

Optional repurchase of Existing Notes prior to maturity not permitted unless at a price per note less than or equal to $800 per $1,000 principal amount

Excess Cash Flow Offer	If, at any time, the Total Leverage Ratio is greater than 3.75x, 25% of any excess cash flow will be used equally and ratably reduce the obligations under the New 2L Notes by making an offer to all holders of the New 2L Notes to purchase the New 2L Notes at 100% of the principal amount thereof; provided, however, the Issuer, in its sole discretion, can allocate up to 100% of the excess cash flow to offer to repurchase the New 2L Notes at 100% of the principal amount thereof

Use of Proceeds	Fund the Cash Tender as defined by the Exchange Offer, and any related fees and expenses

[1]	Definition to be agreed.

4

Covenants	The New 1.5L Notes will contain customary high yield covenants for a secured bond offering which will be more restrictive than the covenants in the existing indenture. In addition, the Company will agree to cause its management to participate in at least one industry convention or conference in any 12-month period

5

Term Sheet – New 2L Notes

Summary of Terms & Conditions

Issuer	The Company and Midstream

Guarantees	Unconditionally guaranteed on a senior secured basis by any current and future subsidiaries that guarantee the Revolving Credit Facility

Facility	Senior Secured Second Lien Notes (the “New 2L Notes”)

Security	Secured by second priority lien on substantially all assets of the Company and the Guarantors pursuant to security documentation substantially consistent with the security documentation entered into with the lenders under the Revolving Credit Facility (including the Master Consent to Collateral Assignment). Intercreditor agreement in form and substance acceptable to the Supporting Noteholders.

Ranking	Effectively junior to the Revolving Credit Facility and New 1.5L Notes; senior to all existing and future junior indebtedness of the Company

Maturity	February 28, 2025

Size	Up to $323 million

Coupon	11.500%, paid semi-annually in arrears in cash

Call Protection	NC2, par thereafter

Priority Debt Incurrence	Limited to the Revolving Credit Facility and New 1.5L Notes (of up to $54 million)

Restricted Payments

Unitholder Distributions not permitted while the Total Leverage Ratio[2] is greater than 3.75x, except up to the greater of (i) $1 million in the aggregate per trailing twelve month period, or (ii) any statutory amount to comply with rules governing the Company’s master limited partnership designation

Optional repurchase of Existing Notes prior to maturity not permitted unless at a price per note less than or equal to $800 per $1,000 principal amount; Redemption of the New 1.5L Notes permitted at will

Excess Cash Flow Offer	If, at any time, the Total Leverage Ratio is greater than 3.75x, 25% of any excess cash flow will be used to equally and ratably reduce the obligations under the New 2L Notes by making an offer to all holders of the New 2L Notes to purchase the New 2L Notes at 100% of the principal amount thereof; provided, however, the Issuer, in its sole discretion, can allocate up to 100% of excess cash flow to offer to repurchase the New 2L Notes at 100% of the principal amount thereof

Covenants	The New 2L Notes will contain customary high yield covenants for a secured bond offering which will be more restrictive than the covenants in the existing indenture. In addition, the Company will agree to cause its management to participate in at least one industry convention or conference in any 12-month period

[2]	Definition to be agreed.

6

EXHIBIT C

The Plan

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

)
In re:	)	Chapter 11
)
MARTIN MIDSTREAM PARTNERS L.P., et al.[1]	)	Case No. 20-[·] ([·])
)
Debtors.	)	Joint Administration Requested
)

JOINT PREPACKAGED PLAN OF REORGANIZATION

OF MARTIN MIDSTREAM PARTNERS L.P. AND ITS DEBTOR

AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

AKIN GUMP STRAUSS HAUER & FELD LLP
Michael S. Stamer
One Bryant Park
Bank of America Tower
New York, New York 10036
Telephone: (212) 872-1000
Facsimile: (212) 872-1002

Sarah Link Schultz
Rachel L. Biblo Block
Chance Hiner 2300 N. Field Street, Suite 1800
Dallas, Texas 75201
Telephone: (214) 969-2800
Facsimile: (214) 969-4343

PROPOSED COUNSEL FOR DEBTORS AND DEBTORS IN POSSESSION

Dated: [·] 2020

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: Martin Midstream Partners L.P. (7861); Martin Midstream Finance Corp. (1037); Martin Operating GP LLC (2101); Martin Operating Partnership L.P. (2100); Martin Transport, Inc. (6074); Redbird Gas Storage LLC (0544); and Talen’s Marine & Fuel, LLC (4599).

TABLE OF CONTENTS (CONT’D)

ii

TABLE OF CONTENTS (CONT’D)

iii

INTRODUCTION

Martin Midstream Partners L.P. and its debtor affiliates as debtors and debtors in possession (each a “Debtor” and, collectively, the “Debtors”) propose this joint prepackaged chapter 11 plan of reorganization (the “Plan”) pursuant to Bankruptcy Code section 1121(a) for the resolution of outstanding claims against, and interests in, the Debtors. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in Article 1.1 of the Plan. Although proposed jointly for administrative purposes, the Plan constitutes a separate plan for each of the foregoing entities and each of the foregoing entities is a proponent of the Plan within the meaning of Bankruptcy Code Section 1129.

Reference is made to the disclosure statement accompanying the Prepackaged Joint Chapter 11 Plan of Reorganization for Martin Midstream Partners L.P. and its Debtor Affiliates for a discussion of the Debtors’ history, businesses, properties and operations, projections, and risk factors, a summary and analysis of the Plan and the transactions contemplated thereby, and certain related matters.

ALL HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE PLAN ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

ARTICLE I

DEFINED TERMS, RULES OF INTERPRETATION,

COMPUTATION OF TIME, GOVERNING LAW, AND OTHER REFERENCES

1.1	Defined Terms

1. “Accrued Professional Compensation” means, at any date, all accrued fees and reimbursable expenses for services rendered by all Retained Professionals in the Chapter 11 Cases through and including such date, to the extent that such fees and expenses have not been previously paid and regardless of whether a fee application has been filed for such fees and expenses. To the extent that there is a Final Order denying some or all of a Retained Professional’s fees or expenses, such denied amounts shall no longer be considered Accrued Professional Compensation.

2. “Administrative Claim” means a Claim incurred by the Debtors on or after the Petition Date and before the Effective Date for a cost or expense of administration of the Chapter 11 Cases entitled to priority under Bankruptcy Code sections 503(b), 507(a)(2), or 507(b), including: (a) the actual and necessary costs and expenses incurred on or after the Petition Date until and including the Effective Date of preserving the Estates and operating the Debtors’ businesses; (b) Allowed Professional Fee Claims; and (c) all fees and charges assessed against the Estates pursuant to section 1930 of chapter 123 of title 28 of the United States Code.

3. “Administrative Claims Bar Date” means the First Business Day that is thirty (30) days following the Effective Date, except as specifically set forth in the Plan or a Final Order.

4. “Affiliate” means an affiliate as defined in Bankruptcy Code section 101(2).

5. “Agent” means any administrative agent, collateral agent, documentation agent, or similar Entity under the First Lien Credit Agreement.

6. “Allowed” means, with respect to any Claim or Interest: (a) a Claim or Interest as to which no objection has been filed and that is evidenced by a Proof of Claim or Interest, as applicable, timely filed by the applicable Bar Date, if any, or that is not required to be evidenced by a filed Proof of Claim or Interest, as applicable, under the Plan, the Bankruptcy Code, or a Final Order; (b) a Claim or Interest that is scheduled by the Debtors as not disputed, as not contingent, and as liquidated, and as for which no Proof of Claim or Interest, as applicable, has been timely filed; or (c) a Claim or Interest that is Allowed (i) pursuant to the Plan, (ii) in any stipulation that is approved by the Bankruptcy Court, or (iii) pursuant to any contract, instrument, indenture, or other agreement entered into or assumed in connection herewith. Except as otherwise specified in the Plan or any Final Order, the amount of an Allowed Claim shall not include interest or other charges on such Claim from and after the Petition Date. No Claim of any Entity subject to Bankruptcy Code section 502(d) shall be deemed Allowed unless and until such Entity pays in full the amount that it owes such Debtor or Reorganized Debtor, as applicable.

7. “Avoidance Actions” means any and all avoidance, recovery, subordination, or other Claims, actions, or remedies that may be brought by or on behalf of the Debtors or their Estates or other authorized parties in interest (if any) under the Bankruptcy Code or applicable non-bankruptcy law, including actions or remedies under Bankruptcy Code sections 502, 510, 542, 544, 545, 547 through and including 553, and 724(a) (to the extent applicable) or under similar or related state or federal statutes and common law, including fraudulent transfer laws.

8. “Backstop Agreement” means the agreement pursuant to which the Backstop Parties will provide a cash commitment to fund the Cash Component.

9. “Backstop Parties” means the members of the Senior Notes Group, which parties are also the non-Debtor parties to the Backstop Agreement.

10. “Ballot” means the ballot(s) accompanying the Disclosure Statement upon which Holders of Impaired Claims entitled to vote shall, among other things, indicate their acceptance or rejection of the Plan in accordance with the Plan and the procedures governing the solicitation process.

11. “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as may be amended from time to time.

12. “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas or such other court having jurisdiction over the Chapter 11 Cases.

13. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, 28 U.S.C. § 2075, as applicable to the Chapter 11 Cases and the general, local, and chambers rules of the Bankruptcy Court.

14. “Business Day” means any day, other than a Saturday, Sunday, or a legal holiday in Texas, as defined in Bankruptcy Rule 9006(a).

15. “Cash” means the legal tender of the United States of America or the equivalent thereof, including bank deposits and checks.

16. “Cash Component” has the meaning set forth in Section 3.2(d)(3).

17. “Cash Component Limit” has the meaning set forth in Section 3.2(d)(3).

18. “Causes of Action” means any claims, interests, damages, remedies, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, choate or inchoate, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, in contract, tort, law, equity, or otherwise. Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law; (b) any claim based on or relating to, or in any manner arising from, in whole or in part, breach of fiduciary duty, violation of local, state, federal, or foreign law, or breach of any duty imposed by law or in equity, including securities laws, negligence, and gross negligence; (c) the right to object to or otherwise contest Claims or Interests; (d) claims pursuant to Bankruptcy Code sections 362, 510, 542, 543, 544 through 550, or 553; and (e) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in Bankruptcy Code section 558.

19. “Certificate” means any instrument evidencing a Claim or an Interest.

20. “Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the chapter 11 case filed for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court and (b) when used with reference to all Debtors, the jointly administered chapter 11 cases for all of the Debtors.

21. “Claim” means any claim, as defined in Bankruptcy Code section 101(5), against any of the Debtors.

22. “Claims Bar Date” means the contract rejection damages bar date established pursuant to the Confirmation Order.

23. “Class” means a category of Holders of Claims or Interests under Bankruptcy Code section 1122(a).

24. “Compensation and Benefits Programs” means all of the Debtors’ agreements related to the compensation, benefits, or indemnification of employees, either through direct agreements with employees or management agreements with the Debtors’ non-Debtor parent or affiliate Entities and any of the Debtors’ policies related to compensation, benefits, or indemnification of employees, and, in each case, any and all amendments and modifications to those agreements and policies.

25. “Confirmation” means the entry of the Confirmation Order by the Bankruptcy Court on the docket of the Chapter 11 Cases.

26. “Confirmation Date” means the date on which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases.

27. “Confirmation Hearing” means the hearing(s) before the Bankruptcy Court under Bankruptcy Code section 1128 at which the Debtors seek entry of the Confirmation Order.

28. “Confirmation Order” means an order of the Bankruptcy Court confirming the Plan pursuant to Bankruptcy Code section 1129 and approving the Disclosure Statement and Solicitation Materials.

29. “Consenting Senior Noteholders” means, collectively, the Holders of Senior Notes Claims that have executed and delivered counterpart signature pages to the Restructuring Support Agreement.

30. “Consenting Senior Notes Group Professionals” means Skadden, Arps, Slate, Meagher & Flom LLP, as counsel to the Senior Notes Group.

31. “Consummation” means the occurrence of the Effective Date.

32. “Cure” or “Cure Claim” means a Claim (unless waived or modified by the applicable counterparty) based upon a Debtor’s defaults under an Executory Contract or an Unexpired Lease assumed by such Debtor under Bankruptcy Code section 365 or 1123, other than a default that is not required to be cured pursuant to Bankruptcy Code section 365(b)(2).

33. “D&O Liability Insurance Policies” means all unexpired directors’, managers’, and officers’ liability insurance policies (including any “tail policy” and all agreements, documents, or instruments related thereto) of any of the Debtors that have been issued or provide coverage to current and/or former directors, managers, officers, and/or employees of the Debtors.

34. “Debtor Release” means the releases set forth in Section 8.3 of the Plan.

35. “Debtors” has the meaning set forth in the Introduction.

36. “Definitive Documents” means, collectively, the documents necessary to implement or effectuate the Restructuring Transactions, including without limitation (a) the Plan and its exhibits, ballot(s) and solicitation procedures, (b) the Plan Supplement (excluding any exhibit or Definitive Document attached thereto), (c) the Confirmation Order, (d) the Disclosure Statement, (e) the first day pleadings and related orders, (f) the New Debt Documents, (g) the Solicitation Materials, and (h) any orders relating to the use of cash collateral (including any exhibits, schedules, amendments, modifications, or supplements thereto).

37. “Disclosure Statement” means the disclosure statement for the Joint Prepackaged Chapter 11 Plan of Reorganization for Martin Midstream Partners L.P. and its Debtor Affiliates, as the same may be amended, supplemented, or modified from time to time, including all exhibits and schedules thereto, to be approved by the Confirmation Order, subject to the RSA Definitive Document Requirements.

38. “Disputed” means, with respect to a Claim, any such Claim (a) to the extent neither Allowed or Disallowed under the Plan or a Final Order nor deemed Allowed under Bankruptcy Code section 502, 503, or 1111, or (b) to the extent the Debtors or any party in interest has interposed a timely objection before the deadlines imposed by the Confirmation Order, which objection has not been withdrawn or determined by a Final Order. To the extent only the Allowed amount of a Claim is disputed, such Claim shall be deemed Allowed in the amount not disputed, if any, and Disputed as to the balance of such Claim.

39. “Distribution Agent” means, as applicable, the Reorganized Debtors or any Entity the Reorganized Debtors select to make or to facilitate distributions in accordance with the Plan.

40. “Distribution Date” means, except as otherwise set forth herein, the date or dates determined by the Debtors or the Reorganized Debtors, on or after the Effective Date, upon which the Distribution Agent shall make distributions to Holders of Allowed Claims entitled to receive distributions under the Plan.

41. “DTC” means The Depositary Trust Company or any successor thereto.

42. “Effective Date” means the date selected by the Debtors after the Confirmation Date on which: (a) no stay of the Confirmation Order is in effect, (b) all conditions precedent to the occurrence of the Effective Date set forth in Section 9.1 of the Plan have been (i) satisfied or (ii) waived pursuant to Section 9.2 of the Plan, and (c) the Debtors declare the Plan effective. Any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable thereafter.

43. “Entity” means an entity as defined in Bankruptcy Code section 101(15).

44. “Estate” means the estate of any Debtor created under Bankruptcy Code sections 301 and 541 upon the commencement of the applicable Debtor’s Chapter 11 Case.

45. “Exculpated Party” means each of the following, solely in its capacity as such: the Debtors, the Reorganized Debtors, and the Backstop Parties; and each such Entity’s current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, managers, officers, control persons, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, participants, managed accounts or funds, fund advisors, predecessors, successors, assigns, subsidiaries, principals, members, employees, agents, managed accounts or funds, management companies, fund advisors, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, investment managers, and other professionals, each in their capacity as such.

46. “Executory Contract” means a contract to which one or more of the Debtors is a party that is subject to assumption or rejection under Bankruptcy Code section 365 or 1123.

47. “Federal Judgment Rate” means the federal judgment rate in effect pursuant to 28 U.S.C. § 1961 as of the Petition Date, compounded annually.

48. “File,” “Filed,” or “Filing” means file, filed, or filing in the Chapter 11 Cases with the Bankruptcy Court or, with respect to the filing of a Proof of Claim, the Solicitation Agent.

49. “Final Decree” means the decree contemplated under Bankruptcy Rule 3022.

50. “Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter that has not been reversed, stayed, modified, or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment could be appealed or from which certiorari could be sought or the new trial, reargument, or rehearing shall have been denied, resulted in no modification of such order, or otherwise been dismissed with prejudice.

51. “First Lien Claims” means any Claims evidenced by, arising under, or in connection with the First Lien Credit Agreement or related documents, including, without limitation, any loans and/or any guarantee of the loans thereunder.

52. “First Lien Credit Agreement” means that certain Third Amended and Restated Credit Agreement, dated March 28, 2013, as amended, modified, and/or supplemented, by and among (a) Martin Operating Partnership L.P., as the borrower, (b) MMLP, as a guarantor, (c) Royal Bank of Canada, as administrative agent, collateral agent and L/C issuer, (d) Wells Fargo Bank, N.A., as syndication agent, and (e) the lenders party thereto.

53. “First Lien Credit Agreement Amendment” means that certain amendment to the First Lien Credit Agreement in form and substance reasonably acceptable to the Required Consenting Senior Noteholders.

54. “General Administrative Claim” means any Administrative Claim, including Cure Claims, other than a Professional Fee Claim.

55. “General Unsecured Claim” means any claim (other than an Administrative Claim, a Professional Fee Claim, a Secured Tax Claim, an Other Secured Claim, a Priority Tax Claim, an Other Priority Claim, a First Lien Claim, a Senior Notes Claim, an Intercompany Claim, or a Section 510(b) Claim) against one or more of the Debtors including (a) Claims arising from the rejection of Unexpired Leases and Executory Contracts to which a Debtor is a party, and (b) Claims arising from any litigation or other court, administrative, or regulatory proceeding, including damages or judgments entered against a Debtor, or settlement amounts owing by a Debtor related thereto.

56. “General Unsecured Creditor” means the Holder of a General Unsecured Claim.

57. “Governmental Unit” has the meaning set forth in Bankruptcy Code section 101(27).

58. “Holder” means an Entity holding a Claim or an Interest in any Debtor.

59. “Impaired” means, with respect to any Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of Bankruptcy Code section 1124.

60. “Indemnification Provisions” means each of the Debtors’ indemnification provisions in effect as of the Petition Date, whether in the Debtors’ bylaws, certificates of formation, articles of limited partnership, other formation documents, board resolutions, management or indemnification agreements, employment contracts, or otherwise, providing a basis for any obligation of a Debtor to indemnify, defend, reimburse, or limit the liability of, or to advances fees and expenses to, any of the Debtors’ current and former directors, officers, equity holders, managers, members, employees, accountants, investment bankers, attorneys, and other professionals or other agents, and such current and former directors’, officers’, and managers’ respective Affiliates, each of the foregoing solely in their capacity as such.

61. “Intercompany Claim” means any Claim held by a Debtor against another Debtor.

62. “Intercompany Interest” means an Interest in a Debtor held by a Debtor.

63. “Intercreditor Agreement” means an intercreditor agreement governing the relationship among the holders of the First Lien Claims, the New 1.5 Lien Notes, and the New Second Lien Notes, in form and substance acceptable to the Required Consenting Senior Noteholders.

64. “Interest” means any equity security as such term is defined in Bankruptcy Code section 101(16), including all issued, unissued, authorized, or outstanding shares of capital stock and any other common stock, preferred stock, membership units, limited liability company interests, and any other equity, ownership, or profit interests in an Entity, including all options, warrants, rights, stock appreciation rights, phantom stock rights, restricted stock units, redemption rights, repurchase rights, convertible, exercisable, or exchangeable securities, or other agreements, arrangements, or commitments of any character relating to, or whose value is related to, any such interest or other ownership interest in an Entity whether or not arising under or in connection with any employment agreement and whether or not certificated, transferable, preferred, common, voting, or denominated “stock” or a similar security.

65. “Lien” means a lien as defined in Bankruptcy Code section 101(37).

66. “MMLP” means Debtor Martin Midstream Partners L.P.

67. “New 1.5 Lien Notes” means new senior secured 1.5 lien notes due 2024 issued by Reorganized MMLP, consistent with the terms and conditions set forth in the Restructuring Term Sheet.

68. “New 1.5 Lien Notes Documents” means the documents governing the New 1.5 Lien Notes, which shall include an indenture, the Intercreditor Agreement, and security documents (including a master consent to assignment consistent with the Master Consent to Assignment (as defined in the First Lien Credit Agreement)) consistent with the Restructuring Term Sheet and in form and substance acceptable to the Required Consenting Senior Noteholders, including any amendments, modifications, and supplements thereto, and together with any notes, certificates, agreements, security agreements, documents, and instruments (including any amendments, restatements, supplements or modifications of any of the foregoing) related to or executed in connection therewith.

69. “New 1.5 Lien Notes Indenture” means the indenture governing the New 1.5 Lien Notes consistent with the Restructuring Term Sheet and in form and substance acceptable to the Required Consenting Senior Noteholders.

70. “New 1.5 Lien Notes Offering” means a rights offering to the Holders of Senior Notes to purchase New 1.5 Lien Notes.

71. “New Debt Documents” means, together, the New 1.5 Lien Notes Documents and the New Second Lien Notes Documents.

72. “New Notes” means, together, the New 1.5 Lien Notes and the New Second Lien Notes.

73. “New Second Lien Notes” means new senior secured second lien notes due 2025 issued by Reorganized MMLP, consistent with the terms and conditions set forth in the Restructuring Term Sheet.

74. “New Second Lien Notes Documents” means the documents governing the New Second Lien Notes, which shall include an indenture, the Intercreditor Agreement, and security documents (including a master consent to assignment consistent with the Master Consent to Assignment (as defined in the First Lien Credit Agreement)) consistent with the Restructuring Term Sheet and in form and substance acceptable to the Required Consenting Senior Noteholders, including any amendments, modifications, and supplements thereto, and together with any notes, certificates, agreements, security agreements, documents, and instruments (including any amendments, restatements, supplements or modifications of any of the foregoing) related to or executed in connection therewith.

75. “New Second Lien Notes Indenture” means the indenture governing the New Second Lien Notes consistent with the Restructuring Term Sheet and in form and substance acceptable to the Required Consenting Senior Noteholders.

76. “Non-Intercompany Interest” means an Interest in a Debtor held by a non-Debtor.

77. “Other Priority Claim” means any Claim, other than an Administrative Claim or a Priority Tax Claim, entitled to priority in right of payment under Bankruptcy Code section 507(a).

78. “Other Secured Claim” means any Secured Claim against the Debtors, including any Secured Tax Claim, except for the First Lien Claims.

79. “Person” means a person as defined in Bankruptcy Code section 101(41).

80. “Petition Date” means the date on which each of the Debtors filed its respective petition for relief commencing its Chapter 11 Case.

81. “Plan” means this joint prepackaged chapter 11 plan, including all appendices, exhibits, schedules, and supplements hereto (including any appendices, exhibits, schedules, and supplements to the Plan that are contained in the Plan Supplement), as it may be altered, amended, modified, or supplemented from time to time in accordance with the terms hereof and the Restructuring Support Agreement, subject to the RSA Definitive Document Requirements.

82. “Plan Supplement Filing Date” means the date that is ten (10) days before the Confirmation Hearing.

83. “Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits, in each case subject to the terms and provisions of the Restructuring Support Agreement, to be filed no later than the Plan Supplement Filing Date, as amended, modified, or supplemented from time to time in accordance with the terms hereof and in accordance with the Bankruptcy Code, the Bankruptcy Rules, and the Restructuring Support Agreement, including the following documents: (a) the Schedule of Rejected Executory Contracts and Unexpired Leases; (b) a list of retained Causes of Action; (c) the New Debt Documents (to the extent applicable); and (d) any and all other documentation necessary to effectuate the Restructuring Transactions or that is contemplated by the Plan, in each case, subject to the RSA Definitive Document Requirements.

84. “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in Bankruptcy Code section 507(a)(8).

85. “Pro Rata” means the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of Allowed Claims (a) in that respective Class or (b) in that respective Class who have elected similar treatment, as applicable.

86. “Professional Fee Claim” means all Administrative Claims for the compensation of Retained Professionals and the reimbursement of expenses incurred by such Retained Professionals through and including the Effective Date under Bankruptcy Code sections 328, 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), and/or 503(b)(5) to the extent such fees and expenses have not been paid pursuant to an order of the Bankruptcy Court.

87. “Professional Fee Escrow Account” means an interest-bearing account funded by the Debtors with Cash on the Effective Date in an amount equal to the Professional Fee Reserve Amount as set forth in Section 2.1.2(c) of the Plan.

88. “Professional Fee Reserve Amount” means the aggregate amount of Professional Fee Claims and other unpaid fees and expenses that the Retained Professionals estimate they have incurred or will incur in rendering services through the Effective Date, which estimates Retained Professionals shall deliver to the Debtors, as set forth in Section 2.1.2(c) of the Plan.

89. “Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases.

90. “Reinstate,” “Reinstated,” or “Reinstatement” means, leaving a Claim Unimpaired under the Plan.

91. “Released Party” means each of the following, solely in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the Estates; (d) the Consenting Senior Noteholders; (e) the Indenture Trustee; (f) each Agent; (g) the Backstop Parties; and (h) with respect to the foregoing clauses (a) through (g), each such Entity’s current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, managers, officers, control persons, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, participants, managed accounts or funds, fund advisors, predecessors, successors, assigns, subsidiaries, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, investment managers, and other professionals, each in their capacity as such; provided that any Holder of a Claim or Interest that opts out of the releases contained in the Plan shall not be a “Released Party.”

92. “Releasing Party” means each of the following, solely in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the Estates; (d) the Consenting Senior Noteholders; (e) the Indenture Trustee; (f) each Agent; (g) all Holders of Claims who vote to accept the Plan; (h) all Holders of Claims who are eligible to vote, but abstain from voting on the Plan and who do not opt out of the releases provided by the Plan; (i) all Holders of Claims who vote to reject the Plan and who do not opt out of the releases provided by the Plan; (j) all Holders of Claims and Interests who are deemed to accept the Plan and who do not object to the Third Party Releases; (k) the Backstop Parties; and (l) with respect to the foregoing clauses (a) through (k), each such Entity’s current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, managers, officers, control persons, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, participants, managed accounts or funds, fund advisors, predecessors, successors, assigns, subsidiaries, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, investment managers, and other professionals, each in their capacity as such; provided that any Holder of a Claim or Interest that validly opts out of, or validly objects to, the releases contained in the Plan shall not be a “Releasing Party.”

93. “Reorganized Debtors” means the Debtors, as reorganized pursuant to and under the Plan, or any successor thereto, by merger, amalgamation, consolidation, or otherwise, on or after the Effective Date in accordance with the Restructuring Transactions.

94. “Reorganized Finance Corp.” means Martin Midstream Finance Corp., as reorganized pursuant to and under the Plan.

95. “Reorganized MMLP” means MMLP, as reorganized pursuant to and under the Plan.

96. “Required Consenting Senior Noteholders” means Consenting Senior Noteholders holding at least a majority of the aggregate outstanding principal amount of the Senior Notes Claims that are held by Consenting Senior Noteholders.

97. “Restructuring Support Agreement” means that certain Restructuring Support Agreement entered into on June 25, 2020 by and among the Debtors, Martin Midstream GP LLC, the Consenting Senior Noteholders, and any subsequent Entity that becomes a party thereto pursuant to the terms thereof.

98. “Restructuring Term Sheet” means that certain restructuring term sheet annexed as Exhibit B to the Restructuring Support Agreement.

99. “Restructuring Transactions” shall have the meaning set forth in Section 4.2 of the Plan.

100. “Retained Professional” means a professional, excluding those professionals entitled to compensation pursuant to an order of the Bankruptcy Court authorizing retention and compensation of ordinary course professionals: (a) employed in the Chapter 11 Cases pursuant to a Final Order in accordance with Bankruptcy Code sections 327, 363 (to the extent applicable), and/or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Effective Date pursuant to (i) Bankruptcy Code sections 327, 328, 329, 330, and/or 331 or (ii) an order entered by the Bankruptcy Court authorizing such retention, or (b) for which compensation and reimbursement has been Allowed by the Bankruptcy Court pursuant to Bankruptcy Code section 503(b)(4) (or Bankruptcy Code sections 503(b)(3) or 503(b)(5) to the extent applicable).

101. “RSA Definitive Document Requirements” means the respective consent rights of the Debtors and the Required Consenting Senior Noteholders as set forth in the Restructuring Support Agreement with respect to the Definitive Documents.

102. “Schedule of Rejected Executory Contracts and Unexpired Leases” means a schedule that will be Filed as part of the Plan Supplement at the Debtors’ option and will include a list of all Executory Contracts and Unexpired Leases that the Debtors intend to reject as of the Effective Date.

103. “Section 510(b) Claim” means any Claim against any Debtor (a) (i) arising from the rescission of a purchase or sale of a Security of any Debtor or an affiliate of any Debtor or (ii) for damages arising from the purchase or sale of such a Security, or (b) for reimbursement or contribution Allowed under Bankruptcy Code section 502 on account of such a Claim; provided that a Section 510(b) Claim shall not include any Claims subject to subordination under Bankruptcy Code section 510(b) arising from or related to an Interest.

104. “Secured Claim” means, when referring to a Claim, a Claim: (a) secured by a Lien on property in which any of the Debtors has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to setoff pursuant to the Bankruptcy Code, to the extent of the value of the creditor’s interest in such Debtor’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to Bankruptcy Code section 506(a); or (b) Allowed pursuant to the Plan, or separate order of the Bankruptcy Court, as a Secured Claim.

105. “Secured Tax Claim” means any Secured Claim that, absent its secured status, would be entitled to priority in right of payment under Bankruptcy Code section 507(a)(8) (determined irrespective of time limitations), including any related Secured Claim for penalties.

106. “Securities Act” means the Securities Act of 1933, as amended, 15 U.S.C. §§ 77a–77aa.

107. “Security” shall have the meaning set forth in Bankruptcy Code section 101(49).

108. “Senior Notes” means, collectively, the 7 1⁄4% senior notes due 2021 issued by MMLP and Martin Midstream Finance Corp. pursuant to the Senior Notes Indenture.

109. “Senior Notes Claims” means any Claims evidenced by, arising under, or in connection with the Senior Notes.

110. “Senior Notes Group” means that certain ad hoc group of Holders of Senior Notes represented by the Consenting Senior Notes Group Professionals and who are the non-Debtor parties to the Backstop Agreement.

111. “Senior Notes Indenture” mean that certain Indenture, dated as of February 11, 2013, as amended, modified, and/or supplemented, by and among (a) MMLP, (b) Martin Midstream Finance Corp., (c) the guarantors party thereto, and (d) Wells Fargo Bank, National Association, as trustee.

112. “Servicer” means an agent or other authorized representative of Holders of Claims or Interests.

113. “Solicitation Agent” means Epiq Corporate Restructuring, LLC, the noticing, claims, and solicitation agent retained by the Debtors in the Chapter 11 Cases by Bankruptcy Court order.

114. “Solicitation Materials” means, collectively, the solicitation materials with respect to the Plan.

115. “Tax Code” means the Internal Revenue Code of 1986, as amended from time to time.

116. “Third Party Release” means the releases set forth in Section 8.4 of the Plan.

117. “Unclaimed Distribution” means any distribution under the Plan on account of an Allowed Claim to a Holder that has not: (a) accepted a particular distribution; (b) given notice to the Reorganized Debtors of an intent to accept a particular distribution; (c) responded to the Debtors’ or Reorganized Debtors’ requests for information necessary to facilitate a particular distribution; or (d) taken any other action necessary to facilitate such distribution.

118. “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under Bankruptcy Code section 365 or 1123.

119. “Unimpaired” means, with respect to a Class of Claims or Interests, a Class consisting of Claims or Interests that is not Impaired.

120. “U.S. Trustee” means the Office of the United States Trustee for the Southern District of Texas.

121. “Voting Deadline” means the date and time by which the Solicitation Agent must actually receive the Ballots, as set forth on the Ballots.

1.2	Rules of Interpretation

For purposes of the Plan: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and neuter genders; (b) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, shall mean such document, schedule, or exhibit, as it may have been or may be amended, modified, or supplemented; (d) unless otherwise specified, all references herein to “Articles” and “Sections” are references to Articles and Sections, respectively, hereof; (e) the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to any particular portion of the Plan; (f) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (g) unless otherwise specified herein, the rules of construction set forth in Bankruptcy Code section 102 shall apply; (h) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as applicable; (i) references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (j) references to “Proofs of Claim,” “Holders of Claims,” “Disputed Claims,” and the like shall include “Proofs of Interest,” “Holders of Interests,” “Disputed Interests,” and the like as applicable; (k) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers” and “general partners” and/or “limited partners,” as applicable, as such terms are defined under the applicable state limited liability company laws or partnership laws; and (l) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation.”

1.3	Computation of Time

Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may occur pursuant to the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day.

1.4	Governing Law

Except to the extent the Bankruptcy Code or Bankruptcy Rules apply, and subject to the provisions of any contract, lease, instrument, release, indenture, or other agreement or document entered into expressly in connection herewith, the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas, without giving effect to conflict of laws principles. Corporate governance matters shall be governed by the laws of the state of incorporation, formation, or functional equivalent thereof, as applicable, of the applicable Reorganized Debtor.

1.5	Reference to Monetary Figures

All references in the Plan to monetary figures refer to currency of the United States of America, unless otherwise expressly provided.

1.6	Reference to the Debtors or the Reorganized Debtors

Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or to the Reorganized Debtors mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires.

1.7	Controlling Document

Except as set forth in the Plan: (a) in the event of an inconsistency between the Plan, on the one hand, and the Disclosure Statement or any order referenced in the Plan (other than the Confirmation Order) (or any exhibits, schedules, appendices, supplements or amendments to any of the foregoing), on the other hand, the terms of the Plan shall govern and control; (b) in the event of an inconsistency between the Plan and any Definitive Documents or other documents, schedules, or exhibits contained in the Plan Supplement, such Definitive Document or other document, schedule, or exhibit shall govern and control; and (c) in the event of an inconsistency between the Plan or any Definitive Documents or other documents, schedules, or exhibits contained in the Plan Supplement, on the one hand, and the Confirmation Order, on the other hand, the Confirmation Order shall govern and control.

ARTICLE II

ADMINISTRATIVE AND PRIORITY CLAIMS

In accordance with Bankruptcy Code section 1123(a)(1), Administrative Claims and Priority Tax Claims have not been classified and thus are excluded from the Classes of Claims and Interests set forth in Article III of the Plan.

2.1	Administrative Claims

2.1.1	General Administrative Claims

Except to the extent that a Holder of an Allowed General Administrative Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed General Administrative Claim, each Holder of an Allowed General Administrative Claim, which, for the avoidance of doubt, excludes Holders of Professional Fee Claims and Claims for fees and expenses pursuant to section 1930 of chapter 123 of title 28 of the United States Code, will receive in full and final satisfaction of its Allowed General Administrative Claim an amount of Cash equal to the amount of such Allowed General Administrative Claim in accordance with the following: (a) if a General Administrative Claim is Allowed on or prior to the Effective Date, on the Effective Date or as soon as reasonably practicable thereafter (or, if not then due, when such Allowed General Administrative Claim comes due or as soon as reasonably practicable thereafter); (b) if such General Administrative Claim is not Allowed as of the Effective Date, no later than thirty (30) days after the date on which an order Allowing such General Administrative Claim becomes a Final Order, or such General Administrative Claim is otherwise Allowed, or in either such case, as soon as reasonably practicable thereafter; (c) if such Allowed General Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date in accordance with the terms and conditions of the particular transaction or instrument giving rise to such Allowed General Administrative Claim without any further action by the Holders of such Allowed General Administrative Claim; (d) at such time and upon such terms as may be agreed upon by such Holder and the Debtors or the Reorganized Debtors, as applicable; or (e) at such time and upon such terms as set forth in an order of the Bankruptcy Court.

2.1.2	Professional Fee Claims

(a)	Final Fee Applications

All final requests for Professional Fee Claims shall be filed no later than thirty (30) days after the Effective Date. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior Bankruptcy Court orders, the Allowed amounts of such Professional Fee Claims shall be determined by the Bankruptcy Court.

(b)	Professional Fee Escrow Account

On the Effective Date, the Reorganized Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Reserve Amount. The Professional Fee Escrow Account shall be maintained in trust solely for the Retained Professionals. Such funds shall not be considered property of the Estates of the Debtors or the Reorganized Debtors. The amount of Professional Fee Claims owing to the Retained Professionals shall be paid in Cash to such Retained Professionals by the Reorganized Debtors from the Professional Fee Escrow Account as soon as reasonably practicable after such Professional Fee Claims are Allowed by a Final Order. When all such Allowed amounts owing to Retained Professionals have been paid in full, any remaining amount in the Professional Fee Escrow Account shall promptly be paid to the Reorganized Debtors without any further action or order of the Bankruptcy Court. To the extent that funds held in the Professional Fee Escrow Account are unable to satisfy the amount of Professional Fee Claims owed to the Retained Professionals, such Retained Professionals shall have an Allowed Administrative Claim for any such deficiency, which shall be satisfied in accordance with Section 2.1 hereof.

(c)	Professional Fee Reserve Amount

The Retained Professionals shall estimate their Accrued Professional Compensation through the Effective Date and shall deliver such estimate to the Debtors before the Effective Date. If a Retained Professional does not provide such estimate, the Reorganized Debtors may estimate the unbilled fees and expenses of such Retained Professional; provided that such estimate shall not be considered an admission or limitation with respect to the fees and expenses of such Retained Professional. The total amount so estimated as of the Effective Date shall comprise the Professional Fee Reserve Amount.

(d) Payment of Certain Fees and Expenses

Except as otherwise specifically provided in the Plan, from and after the Effective Date, each Reorganized Debtor shall pay in Cash the reasonable legal fees and expenses incurred by such Reorganized Debtor after the Effective Date in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court. The Debtors and Reorganized Debtors (as applicable) shall pay in Cash all fees and expenses of the Consenting Senior Notes Group Professionals in accordance with the terms and conditions of any applicable agreement with the Debtors and the Restructuring Support Agreement, and if any such fee and/or expense is unpaid as of the Effective Date such fee and/or expense shall be paid on the Effective Date. If the Debtors or Reorganized Debtors (as applicable) dispute any invoice, the Debtors or Reorganized Debtors (as applicable) or the affected professional may submit such dispute to the Bankruptcy Court, and the disputed portion of such invoice shall not be paid until the dispute is resolved. The undisputed portion of such fees and expenses shall be paid as provided herein. Upon the Effective Date, any requirement that Retained Professionals comply with Bankruptcy Code sections 327 through 331 and 1103 in seeking retention or compensation for services rendered after such date shall terminate, and each Reorganized Debtor may employ and pay any professional (including any Retained Professional) in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

(e) Substantial Contribution Compensation and Expenses

Any Entity that requests compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to Bankruptcy Code sections 503(b)(3), (4), or (5) must file an application and serve such application on counsel for the Debtors or Reorganized Debtors, as applicable, and as otherwise required by the Bankruptcy Court, the Bankruptcy Code, and the Bankruptcy Rules within thirty (30) days of the Effective Date.

(f) Administrative Claims Bar Date

All requests for payment of an Administrative Claim (other than Cure Claims or Professional Fee Claims) that accrued on or before the Effective Date that did not accrue in the ordinary course of business must be filed with the Bankruptcy Court or Solicitation Agent, as applicable, and served on the Debtors no later than the Administrative Claims Bar Date. Holders of Administrative Claims (other than Cure Claims or Professional Fee Claims) that are required to, but do not, file and serve a request for payment of such Administrative Claims by the Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors or their property and such Administrative Claims shall be deemed discharged as of the Effective Date.

The Reorganized Debtors, in their sole and absolute discretion, may settle Administrative Claims in the ordinary course of business without further Bankruptcy Court approval. The Reorganized Debtors may also choose to object to any Administrative Claim no later than ninety (90) days after the Administrative Claims Bar Date or such other period of limitation as may be specifically fixed by the Debtors or Reorganized Debtors, as applicable, subject to extensions by the Bankruptcy Court, agreement in writing of the parties, or on motion of a party in interest approved by the Bankruptcy Court. Unless the Debtors or the Reorganized Debtors (or another party with standing) object to a timely filed and properly served Administrative Claim, such Administrative Claim will be deemed Allowed in the amount requested. In the event that the Debtors or the Reorganized Debtors object to an Administrative Claim, the parties may confer to try to reach a settlement and, failing that, the Bankruptcy Court will determine whether such Administrative Claim should be allowed and, if so, in what amount.

2.2 Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in Bankruptcy Code section 1129(a)(9)(C) and, for the avoidance of doubt, Holders of Allowed Priority Tax Claims will receive interest on such Allowed Priority Tax Claims after the Effective Date in accordance with Bankruptcy Code sections 511 and 1129(a)(9)(C). To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in accordance with the terms of any agreement between the Debtors and the Holder of such Claim, or as may be due and payable under applicable non-bankruptcy law, or in the ordinary course of business.

2.3 Statutory Fees

All fees due and payable pursuant to section 1930 of title 28 of the United States Code prior to the Effective Date shall be paid by the Debtors, plus any interest due and payable under 31 U.S.C. § 3717, on all disbursements, including Plan payments and disbursements in and outside the ordinary course of the Debtors’ or Reorganized Debtors’ business (or such amounts agreed to with the U.S. Trustee), for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first. On and after the Effective Date, the Reorganized Debtors shall pay any and all such fees when due and payable, and shall File with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the U.S. Trustee.

ARTICLE III

CLASSIFICATION, TREATMENT, AND VOTING OF CLAIMS AND INTERESTS

3.1 Classification of Claims and Interests

The Plan constitutes a separate plan proposed by each Debtor within the meaning of Bankruptcy Code section 1121. Except for the Claims addressed in Article II of the Plan, all Claims and Interests are classified in the Classes set forth below in accordance with Bankruptcy Code section 1122. In accordance with Bankruptcy Code section 1123(a)(1), the Debtors have not classified Administrative Claims and Priority Tax Claims, as described in Article II.

A Claim or an Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. A Claim or an Interest also is classified in a particular Class for the purpose of receiving distributions under the Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released, or otherwise satisfied or disallowed by Final Order prior to the Effective Date. For all purposes under the Plan, each Class will apply for each of the Debtors. Notwithstanding the foregoing, any Class that does not contain any Allowed Claims or Allowed Interests with respect to a particular Debtor will be treated in accordance with Section 3.5 below.

Below is a chart assigning each Class a number for purposes of identifying each separate Class:

Summary of Classification and Treatment of Claims and Interests

Class	Claim or Interest	Status	Voting Rights
1	Other Secured Claims	Unimpaired	Presumed to Accept
2	Other Priority Claims	Unimpaired	Presumed to Accept
3	First Lien Claims	Unimpaired	Presumed to Accept
4	Senior Notes Claims	Impaired	Entitled to Vote
5	General Unsecured Claims	Unimpaired	Presumed to Accept
6	Intercompany Claims	Unimpaired	Presumed to Accept
7	Intercompany Interests	Unimpaired	Presumed to Accept
8	Non-Intercompany Interests	Unimpaired	Presumed to Accept

3.2 Treatment of Classes of Claims and Interests2

Except to the extent that the Debtors and a Holder of an Allowed Claim agree to less favorable treatment, such Holder shall receive under the Plan the treatment described below in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Holder’s Allowed Claim. Unless otherwise indicated, the Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive such treatment on the Effective Date or as soon as reasonably practicable thereafter.

[2]	Allowed Claim amounts referenced in this section are subject to adjustment to reflect any changes to the outstanding principal amounts prior to the Effective Date.

(a) Class 1 — Other Secured Claims

(1)	Classification: Class 1 consists of all Other Secured Claims.

(2)

Treatment: Except to the extent that a Holder of an Allowed Other Secured Claim agrees to less favorable treatment, on the Effective Date, or as soon as reasonably practicable thereafter, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for such Allowed Other Secured Claim, each Holder thereof shall receive, at the election of the applicable Debtor(s) or Reorganized Debtor(s), as applicable: (a) payment in full in Cash; (b) the collateral securing its Allowed Other Secured Claim; (c) Reinstatement of its Allowed Other Secured Claim; or (d) such other treatment rendering its Allowed Other Secured Claim Unimpaired in accordance with Bankruptcy Code section 1124.

(3)

Voting: Class 1 is Unimpaired and Holders of Allowed Other Secured Claims in Class 1 are conclusively presumed to have accepted the Plan pursuant to Bankruptcy Code section 1126(f). Therefore, Holders of Allowed Other Secured Claims in Class 1 are not entitled to vote to accept or reject the Plan.

(b) Class 2 — Other Priority Claims

(1)	Classification: Class 2 consists of all Other Priority Claims.

(2)

Treatment: Except to the extent that a Holder of an Allowed Other Priority Claim agrees to less favorable treatment, on the Effective Date, or as soon as reasonably practicable thereafter, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for such Allowed Other Priority Claim, each Holder thereof shall receive payment in full in Cash.

(3)

Voting: Class 2 is Unimpaired and Holders of Allowed Other Priority Claims in Class 2 are conclusively presumed to have accepted the Plan pursuant to Bankruptcy Code section 1126(f). Therefore, Holders of Allowed Other Priority Claims in Class 2 are not entitled to vote to accept or reject the Plan.

(c) Class 3 — First Lien Claims

(1)	Classification: Class 3 consists of all First Lien Claims.

(2)	Allowance: On the Effective Date, the First Lien Claims shall be deemed Allowed in the aggregate amount of $[·] in principal, plus accrued and unpaid interest as of the Petition Date.

(3)

Treatment: Except to the extent that a Holder of an Allowed First Lien Claim agrees to less favorable treatment, on the Effective Date, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed First Lien Claim, each Allowed First Lien Claim shall be Reinstated pursuant to Bankruptcy Code section 1124.

(4)	Voting: Class 3 is Unimpaired. Therefore, Holders of Class 3 First Lien Claims are not entitled to vote to accept or reject the Plan.

(d) Class 4 — Senior Notes Claims

(1)	Classification: Class 4 consists of all Senior Notes Claims.

(2)	Allowance: On the Effective Date, the Senior Notes Claims shall be deemed Allowed in the aggregate amount of $[·] in principal, plus accrued and unpaid interest as of the Petition Date.

(3)

Treatment: Except to the extent that a Holder of an Allowed Senior Notes Claim agrees to less favorable treatment, on the Effective Date, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed Senior Notes Claim,

(A)	Each such Holder shall have the opportunity to participate in the New 1.5 Lien Notes Offering, as described in the Disclosure Statement; and

(B)

Each such Holder that (i) does not participate in the New 1.5 Lien Notes Offering or (ii) participates and elects to acquire less than such Holder’s total Pro Rata amount of the New 1.5 Lien Notes, shall receive, at each Holder’s election,

(i)

For each $1,000 of Senior Notes, $650 in Cash (the “Cash Component”), up to an aggregate principal amount of $77 million of Senior Notes (the “Cash Component Limit”); provided, however, should Holders electing to receive Cash for their Senior Notes total in excess of the Cash Component Limit, then such Holders shall (x) first receive such Cash corresponding to their Pro Rata share of the Cash Component Limit and (y) for any remaining amounts of Senior Notes, $1,000 in principal amount of New Second Lien Notes for each $1,000 of Senior Notes remaining (or equivalent lesser amounts for amounts of less than $1,000), or

(ii)	For each $1,000 of Senior Notes, $1,000 of New Second Lien Notes (or equivalent lesser amounts for amounts of less than $1,000); or

(C)	Each such Holder that does participate in the New 1.5 Lien Notes Offering and elects to acquire such Holder’s total Pro Rata amount of the New 1.5 Lien Notes, shall receive:[3]

(i)

First, if less than $50 million of the Cash Component is utilized, then an amount in Cash for the Holder’s Senior Notes, up to the amount of the Holder’s Allowed Senior Notes Claim, in the following amount: such Holder’s Pro Rata share of 85 percent of the difference between (A) $50 million and (B) the amount of the Cash Component actually utilized, and

(ii)

Second, for any remaining amounts of the Holder’s Senior Notes after being reduced by any amount of Cash distributed pursuant to clause (i), $1,000 in principal amount of New Second Lien Notes for each $1,000 of Senior Notes remaining (or equivalent lesser amounts for amounts of less than $1,000);

provided, however, any Holder of an Allowed Senior Notes Claim that does not submit a Ballot or fails to elect treatment therein shall have its Senior Notes Claims treated as set forth in Section 3.2(d)(3)(B)(ii).

(4)	Voting: Class 4 is Impaired. Therefore, Holders of Class 4 Senior Notes Claims are entitled to vote to accept or reject the Plan.

(e) Class 5 — General Unsecured Claims

(1)	Classification: Class 5 consists of all General Unsecured Claims.

(2)

Treatment: Except to the extent that a Holder of an Allowed General Unsecured Claim agrees to less favorable treatment, on the Effective Date, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed General Unsecured Claim, each Holder thereof shall receive, at the election of the Debtors or the Reorganized Debtors, as applicable: (a) Reinstatement of such Allowed General Unsecured Claim pursuant to Bankruptcy Code section 1124; (b) payment in full in Cash on the later of (i) the Effective Date or as soon as reasonably practicable thereafter, or (ii) the date such payment is due in the ordinary course of business in accordance with the terms and conditions of the particular transaction or instrument giving rise to such Allowed General Unsecured Claim; or (c) such other treatment that renders such Allowed General Unsecured Claim Unimpaired.

[3]

For the avoidance of doubt, clause (i) of this provision does not pay out Senior Notes at 85 cents on the dollar. Rather, the payment in Cash reduces the Holder’s Senior Notes balance dollar for dollar.

(3)

Voting: Class 5 is Unimpaired and Holders of Class 5 General Unsecured Claims are conclusively presumed to have accepted the Plan pursuant to Bankruptcy Code section 1126(f). Therefore, Holders of Class 5 General Unsecured Claims are not entitled to vote to accept or reject the Plan.

(f) Class 6 — Intercompany Claims

(1)	Classification: Class 6 consists of all Intercompany Claims.

(2)	Treatment: On the Effective Date, each Intercompany Claim shall be Reinstated.

(3)

Voting: Class 6 is Unimpared and Holders of Intercompany Claims are conclusively presumed to have accepted the Plan pursuant to Bankruptcy Code section 1126(f). Therefore, Holders of Class 6 Intercompany Claims are not entitled to vote to accept or reject the Plan.

(g) Class 7 — Intercompany Interests

(1)	Classification: Class 7 consists of all Intercompany Interests.

(2)	Treatment: On the Effective Date, Intercompany Interests shall be Reinstated.

(3)

Voting: Class 7 is Unimpaired, and Holders of Intercompany Interests are conclusively presumed to have accepted the Plan pursuant to Bankruptcy Code section 1126(f). Therefore, Holders of Class 7 Intercompany Interests are not entitled to vote to accept or reject the Plan.

(h) Class 8 — Non-Intercompany Interests

(1)	Classification: Class 8 consists of all Non-Intercompany Interests in the Debtors.

(2)	Treatment: On the Effective Date, all Non-Intercompany Interests will be Reinstated.

(3)	Voting: Class 8 is Unimpaired, and Holders of Non-Intercompany Interests are conclusively presumed to have accepted the Plan pursuant to

Bankruptcy Code section 1126(f). Therefore, Holders of Class 8 Non-Intercompany Interests are not entitled to vote to accept or reject the Plan.

3.3 Special Provision Governing Unimpaired Claims

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ or the Reorganized Debtors’ rights regarding any Unimpaired Claim, including all rights regarding legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claim. Unless Allowed, Claims that are Unimpaired shall remain Disputed Claims under the Plan.

3.4 Controversy Concerning Impairment

If a controversy arises as to whether any Claims or Interests, or any Class thereof, is Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

3.5 Elimination of Vacant Classes

Any Class of Claims that does not have a Holder of an Allowed Claim, or a Claim temporarily Allowed by the Bankruptcy Court in an amount greater than zero as of the date of the Confirmation Hearing, shall be considered vacant and deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to Bankruptcy Code section 1129(a)(8).

3.6 Voting Classes; Presumed Acceptance by Non-Voting Classes

If a Class contains Claims eligible to vote and no Holder of Claims eligible to vote in such Class votes to accept or reject the Plan, the Plan shall be presumed accepted by the Holders of such Claims in such Class.

3.7 Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code

The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests. The Debtors reserve the right to modify the Plan in accordance with Article X of the Plan (subject to the terms of the Restructuring Support Agreement) to the extent that Confirmation pursuant to Bankruptcy Code section 1129(b) of the Bankruptcy Code requires modification, including by (a) modifying the treatment applicable to a Class of Claims or Interests to render such Class of Claims or Interests Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules and (b) withdrawing the Plan as to an individual Debtor at any time before the Confirmation Date.

ARTICLE IV

PROVISIONS FOR IMPLEMENTATION OF THE PLAN

4.1 General Settlement of Claims and Interests

Pursuant to Bankruptcy Code sections 363 and 1123 and Bankruptcy Rule 9019, and in consideration for the distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the Plan. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and is fair, equitable, and within the range of reasonableness. Subject to Article VI of the Plan, all distributions made to Holders of Allowed Claims and Allowed Interests in any Class are intended to be and shall be final.

4.2 Restructuring Transactions

On or about the Effective Date, the Debtors or the Reorganized Debtors may take all actions as may be necessary or appropriate to effectuate the transactions described in, approved by, contemplated by, or necessary to effectuate the Restructuring Support Agreement and the Plan (collectively, the “Restructuring Transactions”), including: (a) the execution and delivery of any appropriate agreements or other documents of restructuring containing terms that are consistent with the terms of the Plan, and that satisfy the requirements of applicable law and any other terms to which the applicable Entities may agree, including the documents comprising the Plan Supplement; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms to which the applicable Entities agree; (c) such other transactions that are required to effectuate the Restructuring Transactions in the most tax efficient manner overall for the Debtors and the Consenting Senior Noteholders; (d) the execution, delivery, and filing, if applicable, of the New Debt Documents; and (e) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law.

The Confirmation Order shall, and shall be deemed to, pursuant to both Bankruptcy Code section 1123 and section 363, among other things, authorize all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan.

4.3 New Debt Documents

On the Effective Date, Reorganized MMLP and Reorganized Finance Corp. shall issue the New 1.5 Lien Notes pursuant to the terms and conditions set forth in the New 1.5 Lien Notes Indenture and the other New 1.5 Lien Notes Documents and consistent with the Restructuring Support Agreement.

On the Effective Date, Reorganized MMLP and Reorganized Finance Corp. shall issue the New Second Lien Notes pursuant to the terms and conditions set forth in the New Second Lien Notes Indenture and the other New Second Lien Notes Documents and consistent with the Restructuring Support Agreement.

On the Effective Date, the Debtors who are guarantors of the First Lien Claims and the Holders of the First Lien Claims, the New 1.5 Lien Notes and the New Second Lien Notes shall enter into the Intercreditor Agreement.

Confirmation of the Plan shall be deemed approval of the New 1.5 Lien Notes, the New 1.5 Lien Notes Indenture, the New 1.5 Lien Notes Documents, the New Second Lien Notes, the New Second Lien Notes Indenture, and the New Second Lien Notes Documents, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including all transactions contemplated thereby, the payment of all fees, indemnities, expenses, and other payments provided for therein, and authorization of the Reorganized Debtors to enter into and execute the New Debt Documents, and such other documents as may be required to effectuate the treatments related to or afforded by the New 1.5

Lien Notes and the New Second Lien Notes, as applicable. By purchasing or being deemed to have purchased the New 1.5 Lien Notes and receiving distributions of the New Second Lien Notes, as applicable, under the Plan, the noteholders under each of the New Debt Documents shall be deemed to have accepted the terms of the applicable New Debt Documents and to be parties thereto (to the extent applicable) without further action or signature (in each case, solely in their capacity as noteholders thereunder).

On the Effective Date, without limiting the obligation and authorization of the Reorganized Debtors and other Persons and Entities to grant and perfect the Liens and security interests required by the New Debt Documents, all of the Liens and security interests to be granted in accordance with the New Debt Documents (a) shall be deemed to be granted, (b) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the New Debt Documents, (c) shall be deemed automatically perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the New Debt Documents, and (d) shall not be subject to recharacterization or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law. The Reorganized Debtors and the Persons and Entities that granted or were granted such Liens and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other law that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

4.4 Exemption from Registration Requirements

All of the Second Lien Notes issued to Holders of Senior Notes Claims in accordance with Article III of the Plan on account of their Allowed Claims and New 1.5 Lien Notes issued to Holders pursuant to the New 1.5 Lien Notes Offering will be issued under the Plan without registration under the Securities Act or any similar federal, state, or local law, in reliance on the exemption from registration provided in Bankruptcy Code section 1145(a) to the maximum extent permitted by Law. Except as otherwise provided in the Plan or the governing certificates or instruments, and except for any New 1.5 Lien Notes issued to the Backstop Parties pursuant to the Backstop Agreement (which shall be issued pursuant to Section 4(a)(2) of the Securities Act or another applicable exemption), any and all of the New 1.5 Lien Notes and all of the New Second Lien Notes issued under the Plan will be freely tradable under the Securities Act and any similar federal, state, or local law by the recipients thereof, subject to: (a) compliance with any applicable state or foreign securities laws, if any, and any rules and regulations of the United States Securities and Exchange Commission, if any, applicable at the time of any future transfer of such Securities or instruments; (b) the restrictions, if any, on the transferability of such Securities and instruments; and (c) any other applicable regulatory approval. Recipients of the New Notes are advised to consult with their own legal advisors as to the availability of any exemptions from registration under the Securities Act and any other applicable federal, state, or local securities laws.

Should the Reorganized Debtors elect on or after the Effective Date to reflect any ownership of the New Notes through the facilities of DTC, the Reorganized Debtors need not provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of the New Notes under applicable securities laws.

Notwithstanding anything to the contrary herein, no entity (including, for the avoidance of doubt, DTC) shall be entitled to require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the New Notes are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services. DTC shall be required to accept and conclusively rely upon the Plan or Confirmation Order in lieu of a legal opinion regarding whether the New Notes are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

4.5 Vesting of Assets in the Reorganized Debtors

Except as otherwise provided herein, or in any agreement, instrument, or other document incorporated in the Plan (including with respect to the Restructuring Transactions, and the New Debt Documents, as applicable), on the Effective Date, pursuant to Bankruptcy Code sections 1141(b) and (c), all property in each Debtor’s Estate, all Causes of Action, and any property acquired by any of the Debtors under the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date, except as otherwise provided herein, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and pursue, compromise, or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

4.6 Cancellation of the Senior Notes and Related Documents

On the Effective Date, (a) the Senior Notes, and any related certificate, note, bond, indenture, guarantee, or other instrument or document, directly or indirectly, evidencing or creating any indebtedness or obligation of the Debtors giving rise to any Claim shall be canceled and the Debtors and the Reorganized Debtors shall not have any continuing obligations thereunder; and (b) the obligations of the Debtors pursuant, relating, or pertaining to any agreements, indentures, guaranties, or similar documents governing the Senior Notes and any indebtedness or obligation of the Debtors thereunder shall be released and discharged; provided that notwithstanding Confirmation or the occurrence of the Effective Date, any such agreement that governs the rights of the Holder of an Allowed Senior Notes Claim shall continue in effect solely for purposes of enabling such Holder to receive distributions under the Plan on account of such Allowed Claim as provided herein; provided, further, that the preceding proviso shall not affect the discharge of Claims pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan or result in any expense or liability to the Reorganized Debtors, except to the extent set forth in or provided for under the Plan.

Notwithstanding Confirmation, the occurrence of the Effective Date, or anything to the contrary herein, only such matters that, by their express terms, survive the termination of the Senior Notes shall survive the occurrence of the Effective Date, including the rights of the Indenture Trustee to expense reimbursement, indemnification, and similar amounts.

4.7 Sources for Plan Distributions and Transfers of Funds among Debtors

The Debtors shall fund distributions under the Plan with: (a) Cash on hand, including cash from operations and (b) the issuance of New 1.5 Lien Notes.

On the Effective Date, the Debtors shall consummate the New 1.5 Lien Notes Offering, subject to the terms and conditions set forth in the Plan and the New 1.5 Lien Notes Documents, through which each Holder of a Senior Notes Claim, including the Backstop Parties, shall have the opportunity to purchase the New 1.5 Lien Notes. The net proceeds of the issuance of New 1.5 Lien Notes will be used to fund the Cash Component. Pursuant to and in accordance with the Backstop Agreement, the Backstop Parties will provide a cash commitment of up to $50 million to purchase the New 1.5 Lien Notes. To the extent the amount of the Cash Component is less than $50 million, then each Holder of Senior Notes Claims that elects to participate in the New 1.5 Lien Notes Offering up to its full Pro Rata amount of the New 1.5 Lien Notes will receive (a) first, an amount in Cash for the Holder’s Senior Notes (up to the amount of the Holder’s Allowed Senior Notes Claim) in an amount equal to such Holder’s Pro Rata share of 85 percent of the difference between (i) $50 million and (ii) the amount of the Cash Component actually utilized, and (b) second, for any remaining amounts of the Holder’s Senior Notes after being reduced by any amount of Cash distributed pursuant to clause (a), $1,000 in principal amount of New Second Lien Notes for each $1,000 of Senior Notes remaining, such that for each $1,000 of Senior Notes, these participating Holders will receive a combination of Cash and principal balance of New Second Lien Notes equal to $1,000.

All Cash payments to be made pursuant to the Plan will be made by the Reorganized Debtors. The Reorganized Debtors will be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Reorganized Debtors to make the payments and distributions required by the Plan. Except as set forth herein, any changes in intercompany account balances resulting from such transfers will be accounted for and settled in accordance with the Debtors’ historical intercompany account settlement practices and will not violate the terms of the Plan.

From and after the Effective Date, the Reorganized Debtors, subject to any applicable limitations set forth in any post-Effective Date agreement (including the New Debt Documents) (or in any agreement that has been assumed or the Claims or Interests of which have been Reinstated or are Unimpaired, e.g., the First Lien Credit Agreement), shall have the right and authority without further order of the Bankruptcy Court to raise additional capital and obtain additional financing as the boards of directors, boards of managers, members, or similar governing bodies of the applicable Reorganized Debtors deem appropriate.

4.8 Corporate Action

Upon the Effective Date, all actions contemplated by the Plan shall be deemed authorized, approved, and, to the extent taken prior to the Effective Date, ratified, without any requirement for further action by Holders of Claims or Interests, directors, managers, members, general partners, officers, or similar governing parties of the Debtors, the Reorganized Debtors, or any other Entity, including: (a) the issuance of the New Notes and the execution, entry into, delivery, and filing of the New Debt Documents; (b) the implementation of the Restructuring Transactions; and (c) all

other acts or actions contemplated, or reasonably necessary or appropriate, to promptly consummate the transactions contemplated by the Plan (whether to occur before, on, or after the Effective Date). All matters provided for in the Plan involving the corporate structure of the Debtors, and any corporate action required by the Debtors in connection therewith, shall be deemed to have occurred on, and shall be in effect as of, the Effective Date, without any requirement of further action by the security holders, directors, managers, members, general partners, authorized persons, or officers of the Debtors. On or (as applicable) before the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and (as applicable) directed to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated by the Plan (or necessary or desirable to effectuate the Restructuring Transactions) in the name of and on behalf of the Reorganized Debtors, as applicable, including the New Debt Documents and any and all other agreements, documents, Securities, and instruments relating to the foregoing, to the extent not previously authorized by the Bankruptcy Court. The authorizations and approvals contemplated by this Section 4.8 shall be effective notwithstanding any requirements under non-bankruptcy law.

4.9 Corporate Existence

Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement (including related to the Restructuring Transactions and the New Debt Documents (as applicable)), on the Effective Date, each Debtor shall continue to exist after the Effective Date as a separate partnership, corporation, limited liability company, or other form of entity, as the case may be, with all the powers of a partnership, corporation, limited liability company, or other form of entity, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and by-laws (or other analogous formation documents) in effect before the Effective Date.

4.10 Indemnification Provisions in Organizational Documents

As of the Effective Date, each Reorganized Debtor’s certificate of formation, bylaws, or similar organizational documents shall, to the fullest extent permitted by applicable law, provide for the indemnification, defense, reimbursement, exculpation, and/or limitation of liability of, and advancement of fees and expenses to, current and former directors, officers, equity holders, managers, members, employees, accountants, investment bankers, attorneys, other professionals, agents of the Debtors, and such current and former directors’, officers’, and managers’ respective Affiliates (each of the foregoing solely in their capacity as such) but solely to the extent as set forth in the Indemnification Provisions, against any claims or causes of action whether direct or derivative, liquidated or unliquidated, fixed or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted. None of the Reorganized Debtors shall amend and/or restate its certificate of formation, bylaws, or similar organizational document after the Effective Date to terminate or materially adversely affect (a) any Indemnification Provision or (b) the rights of such current and former directors, officers, equity holders, managers, members, employees, accountants, investment bankers, attorneys, other professionals, agents of the Debtors, and such current and former directors’, officers’, and managers’ respective Affiliates (each of the foregoing solely in their capacity as such) referred to in the first sentence of this Section 4.10.

4.11    Effectuating Documents; Further Transactions

On and after the Effective Date, the Reorganized Debtors, and the officers, members, members of the boards of directors, general partners, and managers thereof, shall be authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and the New Debt Documents, as applicable, and the Securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, or consents except for those expressly required under the Plan.

4.12    Section 1146(a) Exemption

To the fullest extent permitted by Bankruptcy Code section 1146(a), any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plan (including the Restructuring Transactions) or pursuant to: (a) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtors or the Reorganized Debtors; (b) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (c) the making, assignment, or recording of any lease or sublease; (d) the grant of collateral as security for any or all of the New Notes; or (e) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan (including the Restructuring Transactions), shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, sales, or use tax, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of Bankruptcy Code section 1146(a), shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

4.13    Directors and Officers of the Reorganized Debtors

(a)    The Board

Pursuant to Bankruptcy Code section 1129(a)(5), on the Effective Date, the directors (including, for purposes of this Section, director equivalents) of each of the Debtors, including, as applicable, the directors of any of the Debtors’ general partners or members who compose the direct or indirect governing body of any of the Debtors, shall consist of the existing directors of such Debtor, including, as applicable, the directors of any of the Debtors’ general partners or members, or such persons as designated in the Plan Supplement or prior to the commencement of the Confirmation Hearing and shall remain in such capacities as directors of the applicable Reorganized Debtor, until replaced or removed in accordance with the organizational documents of the applicable Reorganized Debtors.

To the extent any such director is an “insider” under the Bankruptcy Code, the Debtors also will disclose the nature of any compensation to be paid to such director.

From and after the Effective Date, each director of the Reorganized Debtors shall serve pursuant to the terms of the respective Reorganized Debtor’s charters and bylaws or other formation and constituent documents, and applicable laws of the respective Reorganized Debtor’s jurisdiction of formation.

(b) Senior Management

Subject to this Section 4.13 and Section 4.14, the officers and managers of the Debtors, including, as applicable, the officers of any of the Debtors’ non-Debtor parent or affiliate Entities that serve in an officer or manager role or capacity for any of the Debtors through a management agreement or any other agreement between any of the Debtors and any such non-Debtor parent or affiliate Entity, as of the Petition Date shall remain in their current roles and capacities as officers and managers of the Reorganized Debtors, unless otherwise disclosed in the Plan Supplement or prior to the commencement of the Confirmation Hearing, in each case subject to the ordinary rights and powers of the applicable board of directors or other governing party or body to remove or replace officers (or officer equivalents) in accordance with the Reorganized Debtors’ organizational documents and any applicable employment agreements that are assumed pursuant to the Plan.

To the extent any such officer or manager is an “insider” under the Bankruptcy Code, the Debtors also will disclose the nature of any compensation to be paid to such officer or manager.

From and after the Effective Date, each such officer or manager of the Reorganized Debtors shall serve pursuant to the terms of the respective Reorganized Debtor’s charters and bylaws or other formation and constituent documents, and applicable laws of the respective Reorganized Debtor’s jurisdiction of formation.

4.14 Employee Arrangements of the Reorganized Debtors

On the Effective Date, the Reorganized Debtors shall assume all Compensation and Benefits Programs, including any Compensation and Benefit Program that constitutes a D&O Liability Insurance Policy or an Indemnification Provision. Notwithstanding the foregoing, pursuant to Bankruptcy Code section 1129(a)(13), from and after the Effective Date, all retiree benefits (as such term is defined in Bankruptcy Code section 1114), if any, shall continue to be paid in accordance with applicable law.

The assumption of Compensation and Benefits Programs pursuant to the terms herein and any of the Restructuring Transactions taken by the Debtors or the Reorganized Debtors, as applicable, to effectuate the Plan shall not be deemed to trigger any applicable change of control, immediate vesting, termination, or similar provisions therein (unless a Compensation and Benefits Program counterparty timely objects to the assumption contemplated by the Plan in which case any such Compensation and Benefits Program shall be deemed rejected as of immediately prior to the Petition Date). No counterparty shall have rights under a Compensation and Benefits Program assumed pursuant to the Plan other than those applicable immediately prior to such assumption.

4.15 Preservation of Causes of Action

Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan, including pursuant to Article VIII of the Plan or a Final Order, in accordance with Bankruptcy Code section 1123(b), the Reorganized Debtors shall retain and may enforce all rights to commence and pursue any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in any Definitive Documents, including the Plan Supplement, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. Attached to the Plan as Exhibit A is a list of all retained Causes of Action; however, no Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or the Reorganized Debtors will not pursue any and all available Causes of Action against them. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided herein. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan, including pursuant to Article VIII of the Plan or a Final Order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation. For the avoidance of doubt, in no instance will any Cause of Action preserved pursuant to this Section 4.15 include any claim or Cause of Action with respect to, or against, a Released Party.

In accordance with Bankruptcy Code section 1123(b)(3), any Causes of Action preserved pursuant to the first paragraph of this Section 4.15 that a Debtor may hold against any Entity shall vest in the Reorganized Debtors. The applicable Reorganized Debtor, through its authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, or to decline to do any of the foregoing, without the consent or approval of any third party or any further notice to or action, order, or approval of the Bankruptcy Court.

4.16 Release of Avoidance Actions

On the Effective Date, the Debtors, on behalf of themselves and their Estates, shall release any and all Avoidance Actions and the Debtors and the Reorganized Debtors, and any of their successors or assigns, and any Entity acting on behalf of the Debtors or the Reorganized Debtors, shall be deemed to have waived the right to pursue any and all Avoidance Actions, except for Avoidance Actions brought as counterclaims or defenses to claims asserted against the Debtors.

ARTICLE V

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

5.1 Assumption and Rejection of Executory Contracts and Unexpired Leases

Except as otherwise provided herein, each Executory Contract and Unexpired Lease shall be deemed assumed, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date, pursuant to Bankruptcy Code section 365, unless such Executory Contract or Unexpired Lease (a) was previously assumed or rejected; (b) expired or was previously terminated pursuant to its own terms; (c) is the subject of a motion to assume or assume and assign Filed on or before the Confirmation Date; or (d) is designated specifically, or by category, as an Executory Contract or Unexpired Lease on the Schedule of Rejected Executory Contracts and Unexpired Leases. The assumption of Executory Contracts and Unexpired Leases hereunder may include the assignment of certain of such contracts to direct or indirect non-Debtor subsidiaries of the Debtors. The Confirmation Order will constitute an order of the Bankruptcy Court approving the above-described assumptions and assignments, all pursuant to Bankruptcy Code sections 365(a) and 1123 and effective on the occurrence of the Effective Date.

Except as otherwise provided herein or agreed to by the Debtors and the applicable counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests. To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any prepetition Claims that may arise in connection therewith.

5.2 Cure of Defaults for Assumed Executory Contracts and Unexpired Leases

The Debtors or the Reorganized Debtors, as applicable, shall pay Cures, if any, on the Effective Date or as soon as reasonably practicable thereafter, with the amount and timing of payment of any such Cure dictated by the Debtors’ ordinary course of business. Unless otherwise agreed upon in writing by the parties to the applicable Executory Contract or Unexpired Lease, all requests for payment of a Cure that differ from the ordinary course amounts paid or proposed to be paid by the Debtors or the Reorganized Debtors to a counterparty must be Filed with the Bankruptcy Court and served on the Debtors or Reorganized Debtors (as applicable) on or before fifteen (15) days after the Effective Date. Any such request that is not timely Filed shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any other party in interest or any further notice to or action, order, or approval of the Bankruptcy Court. Any Cure shall be deemed fully satisfied, released, and discharged upon payment by the Debtors or the Reorganized Debtors of the Cure in the Debtors’ ordinary course of business; provided, however, that nothing herein shall prevent the Reorganized Debtors from paying any Cure Claim despite the failure of the relevant counterparty to File such request for payment of such Cure. The Reorganized Debtors also may settle any Cure Claim without any further notice to or action, order, or approval of the Bankruptcy Court. In addition, any objection to the assumption of an Executory Contract or Unexpired Lease under the Plan must be Filed with the Bankruptcy Court and served on the Debtors or Reorganized Debtors (as applicable) on or before 15 (fifteen) days after the Effective Date. Any such objection will be scheduled to be heard by the Bankruptcy Court at the first scheduled omnibus hearing for which such objection is timely Filed. Any counterparty to an Executory Contract or Unexpired Lease that fails to timely object to the proposed assumption of any Executory Contract or Unexpired Lease will be deemed to have consented to such assumption.

If there is any dispute regarding any Cure, the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” within the meaning of Bankruptcy Code section 365, or any other matter pertaining to assumption, then payment of the Cure shall occur as soon as reasonably practicable after entry of a Final Order resolving such dispute, approving such assumption (and, if applicable, assignment), or as may be agreed upon by the Debtors or the Reorganized Debtors, as applicable, and the counterparty to the Executory Contract or Unexpired Lease. With respect to payment of any Cure amounts or disputes over any Cure amounts, neither the Debtors nor the Distribution Agent shall have any obligation to recognize or deal with any party other than the non-Debtor party to the applicable Executory Contract or Unexpired Lease (or its counsel) as of the Effective Date, even if such non-Debtor party has sold, assigned, or otherwise transferred its Claim for a Cure amount.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise and full payment of any applicable Cure pursuant to this Section 5.2, in the amount and at the time dictated by the Debtors’ ordinary course of business, shall result in the full release and satisfaction of any Cures, Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Cases, including pursuant to the Confirmation Order, and for which any Cure has been fully paid pursuant to this Section 5.2, in the amount and at the time dictated by the Debtors’ ordinary course of business, shall be deemed disallowed and expunged as of the Effective Date without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court.

5.3 Rejection Damages Claims

In the event that the rejection of an Executory Contract or Unexpired Lease by any of the Debtors results in damages to the other party or parties to such contract or lease, a Claim for such damages shall be forever barred and shall not be enforceable against the Debtors or the Reorganized Debtors or their respective properties or interests in property as agents, successors, or assigns, unless a Proof of Claim is Filed with the Solicitation Agent and served upon counsel for the Debtors and the Reorganized Debtors no later than fifteen (15) days after the later of (a) the Effective Date or (b) the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection of such Executory Contract or Unexpired Lease. Any such Claims, to the extent Allowed, shall be classified as General Unsecured Claims and shall be treated in accordance with Article III of the Plan.

5.4 Indemnification

On and as of the Effective Date, the Indemnification Provisions will be assumed by the Debtors and Reorganized Debtors (as applicable) and will be irrevocable and will survive the effectiveness of the Plan, and the New Organizational Documents (if any) will provide to the fullest extent provided by the law for the indemnification, defense, reimbursement, exculpation, and/or limitation of liability of, and advancement of fees and expenses to, the Debtors’ and the Reorganized Debtors’ current and former directors, officers, equity holders, managers, members, employees, accountants, investment bankers, attorneys, other professionals, agents of the Debtors, and such current and former directors’, officers’, and managers’ respective Affiliates (each of the foregoing solely in their capacity as such) at least to the same extent as the Indemnification Provisions, against any Claims or Causes of Action whether direct or derivative, liquidated or unliquidated, fixed or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted, and, notwithstanding anything in the Plan to the contrary, none of the Reorganized Debtors will amend and/or restate the New Organizational Documents (if any) before or after the Effective Date to terminate or adversely affect any of the Indemnification Provisions.

5.5 Insurance Policies and Surety Bonds

Each of the Debtors’ insurance policies shall be deemed assumed, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date, pursuant to Bankruptcy Code section 365. Any D&O Liability Insurance Policy (including, without limitation, any “tail policy”) (and all agreements, documents, or instruments related thereto) pursuant to which any of the Debtors’ current or former directors, officers, managers, or other employees are insured, including, without limitation, any D&O Liability Insurance Policy issued in the name of a non-Debtor parent company of any of the Debtors, shall remain in force through the expiration of any such Policy (or “tail policy,” as applicable).

The Debtors or the Reorganized Debtors, as applicable, shall not terminate or otherwise reduce or take any action that would in any way impair the coverage provided under any D&O Liability Insurance Policy (including, without limitation, any “tail policy”) (and all agreements, documents, or instruments related thereto) in effect prior to the Effective Date, and any current and former directors, officers, managers, and employees of the Debtors who served in such capacity at any time before or after the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such directors, officers, managers, and employees remain in such positions after the Effective Date. On the Effective Date, as appropriate and in their sole discretion, the Reorganized Debtors may obtain a D&O Liability Insurance Policy with respect to the Reorganized Debtors.

The Debtors shall continue to satisfy their surety bonds and insurance policies in full and continue such programs in the ordinary course of business. Each of the Debtors’ surety bonds and insurance policies, and any agreements, documents, or instruments relating thereto shall be treated as Executory Contracts under the Plan. Unless otherwise provided in the Plan, on the Effective Date: (a) the Debtors shall be deemed to have assumed all such surety bonds and insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims; and (b) such surety bonds and insurance policies and any agreements, documents, or instruments relating thereto shall revest in the applicable Reorganized Debtor(s).

Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ assumption of all such insurance policies. Notwithstanding anything to the contrary contained in the Plan, Confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of insurance policies and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Reorganized Debtors under the Plan as to which no Proof of Claim need be filed, and shall survive the Effective Date.

5.6 Contracts and Leases After the Petition Date

Contracts and leases entered into after the Petition Date by any Debtor will be performed by the applicable Debtor or Reorganized Debtor liable thereunder in the ordinary course of its business. Such contracts and leases survive and remain unaffected by entry of the Confirmation Order.

5.7 Reservation of Rights

Nothing contained in the Plan or the Plan Supplement shall constitute an admission by the Debtors or any other party that any contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption, the Debtors or the Reorganized Debtors, as applicable, shall have forty-five (45) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

5.8 Nonoccurrence of Effective Date

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to Bankruptcy Code section 365(d)(4), unless such deadline(s) have expired.

ARTICLE VI

PROVISIONS GOVERNING DISTRIBUTIONS

6.1	Distributions on Account of Claims Allowed as of the Effective Date

Except as otherwise provided herein, a Final Order, or as otherwise agreed to by the Debtors or the Reorganized Debtors, as the case may be, and the Holder of the applicable Claim, on the first Distribution Date, the Distribution Agent shall make initial distributions under the Plan on account of Claims Allowed on or before the Effective Date or as soon as reasonably practical thereafter; provided, however, that (a) Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice, and (b) Allowed Priority Tax Claims shall be paid in accordance with Section 2.2. To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors and the Holder of such Claim or as may be due and payable under applicable non-bankruptcy law or in the ordinary course of business. Further Distribution Dates shall occur after the Effective Date, as necessary, in the Reorganized Debtors’ sole discretion.

6.2	Rights and Powers of the Distribution Agents

(a)	Powers of Distribution Agents

The Distribution Agents each shall be empowered to: (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (ii) make all distributions contemplated hereby; (iii) employ professionals to represent it with respect to its responsibilities; and (iv) exercise such other powers as may be vested in the Distribution Agents by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Distribution Agents to be necessary and proper to implement the provisions hereof, provided, however, that such Distribution Agent shall waive any right or ability to setoff, deduct from, or assert any lien or encumbrance against, the distributions required under the Plan to be distributed by such Distribution Agent.

(b)	Expenses Incurred on or After the Effective Date

The Debtors or the Reorganized Debtors, as applicable, shall pay to the Distribution Agents all reasonable and documented fees and expenses of the Distribution Agents without the need for any approvals, authorizations, actions, or consents, except as otherwise ordered by the Bankruptcy Court. The Distribution Agents shall submit detailed invoices to the Debtors or the Reorganized Debtors, as applicable, for all fees and expenses for which the Distribution Agents seek reimbursement, and the Debtors or the Reorganized Debtors, as applicable, shall pay those amounts that they deem reasonable and shall object in writing to those fees and expenses, if any, that the Debtors or the Reorganized Debtors, as applicable, deem to be unreasonable. In the event that the Debtors or the Reorganized Debtors, as applicable, object to all or any portion of the amounts requested to be reimbursed in a Distribution Agent’s invoice, the Debtors or the Reorganized Debtors, as applicable, and such Distribution Agent shall endeavor, in good faith, to reach mutual agreement on the amount of the appropriate payment of such disputed fees and/or expenses. In the event that the Debtors or the Reorganized Debtors, as applicable, and a Distribution Agent are unable to resolve any differences regarding disputed fees or expenses, either party shall be authorized to move to have such dispute heard by the Bankruptcy Court.

6.3	Delivery of Distributions

(a)	Distribution Process

Except as otherwise provided in the Plan, the Distribution Agent shall make distributions to Holders of Allowed Claims at the address for each such Holder as indicated on the applicable register or in the Debtors’ records as of the date of any such distribution (as applicable), including the address set forth in any Proof of Claim filed by that Holder; provided that the manner of such distributions shall be determined at the discretion of the Reorganized Debtors.

(b)	Compliance Matters

In connection with the Plan, to the extent applicable, the Reorganized Debtors and the Distribution Agent shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors and the Distribution Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes and withholding distributions pending receipt of information necessary to facilitate such distributions; provided that, the Reorganized Debtors and the Distribution Agent, as applicable, shall request appropriate documentation from the applicable distributees and allow such distributees a reasonable amount of time to respond. The Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances. Any amounts withheld or reallocated pursuant to this Section 6.3(b) shall be treated as if distributed to the Holder of the Allowed Claim.

(c)	Foreign Currency Exchange Rate

Except as otherwise provided in a Bankruptcy Court order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal, National Edition, on the Effective Date.

(d)	Fractional, Undeliverable, and Unclaimed Distributions

(1)

Fractional Distributions. Whenever any distribution of fractional dollars of New Notes would otherwise be required pursuant to the Plan, the actual distribution shall reflect a rounding of such fraction to the nearest whole dollar (up or down).

(2)

Undeliverable Distributions. If any distribution to a Holder of an Allowed Claim is returned to the Distribution Agent as undeliverable, no further distributions shall be made to such Holder unless and until the Distribution Agent is notified in writing of such Holder’s then-current address or other necessary information for delivery, at which time all currently due missed distributions shall be made to such Holder on the next Distribution Date.

Undeliverable distributions shall remain in the possession of the Reorganized Debtors until such time as a distribution becomes deliverable or reverts to the Reorganized Debtors and is canceled pursuant to Section 6.3(d)(3) or Section 6.3(d)(4) below, and shall not be supplemented with any interest or other accruals of any kind.

(3)

Failure to Present Checks. A check issued by the Reorganized Debtors (or their Distribution Agent) on account of Allowed Claims shall be null and void if not negotiated within ninety (90) days after the issuance of such check. Requests for reissuance of any check shall be made directly to the Distribution Agent by the Holder of the relevant Allowed Claim with respect to which such check originally was issued.

Any Holder of an Allowed Claim holding an un-negotiated check that does not request reissuance of such un-negotiated check within 180 days after the date of mailing or other delivery of such check shall have its Claim for such un-negotiated check discharged and be discharged and forever barred, estopped, and enjoined from asserting any such Claim against the Reorganized Debtors or their property.

Within ninety (90) days after the mailing or other delivery of any such distribution checks, notwithstanding applicable escheatment laws, all such distributions shall revert to the Reorganized Debtors. Nothing contained herein shall require the Reorganized Debtors to attempt to locate any Holder of an Allowed Claim.

(4)

Reversion. Any distribution under the Plan that is an Unclaimed Distribution for a period of 180 days after distribution shall be deemed unclaimed property under Bankruptcy Code section 347(b), and such Unclaimed Distribution shall revest in the applicable Reorganized Debtor. Upon such revesting, the Claim of the Holder or its successors with respect to such property shall be canceled, discharged, and forever barred notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws, or any provisions in any document governing the distribution that is an Unclaimed Distribution, to the contrary.

(e)	Surrender of Canceled Instruments or Securities

On the Effective Date, each Holder of a Certificate shall be deemed to have surrendered such Certificate to the Distribution Agent or a Servicer (to the extent the relevant Claim is governed by an agreement and administered by a Servicer). Such Certificate shall be canceled solely with respect to the Debtors, and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-à-vis one another with respect to such Certificate. Notwithstanding the foregoing two sentences, this Section 6.3(e) shall not apply to any Claims and Interests Reinstated pursuant to the terms of the Plan.

(f)	Minimum Distributions

Notwithstanding anything herein to the contrary, the Reorganized Debtors and the Distribution Agents shall not be required to make distributions or payments of less than $50 (whether Cash or otherwise).

6.4	Claims Paid or Payable by Third Parties

(a)	Claims Paid by Third Parties

A Claim shall be correspondingly reduced in full or in part, as applicable, and the applicable portion of such Claim shall be Disallowed in full or in part, as applicable, without an objection to such Claim having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives a payment on account of such Claim from a party that is not a Debtor or Reorganized Debtor. To the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such Holder shall, within fourteen (14) days of receipt thereof, repay or return the distribution to the Reorganized Debtors to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan. The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the Reorganized Debtors annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the fourteen-day (14-day) grace period specified above until the amount is repaid.

(b)	Claims Payable by Insurance Carriers

No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

(c)	Applicability of Insurance Policies

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Notwithstanding anything to the contrary herein (including Article VIII), nothing contained in the Plan shall constitute or be deemed a release, settlement, satisfaction, compromise, or waiver of any Cause of Action that the Debtors or any other Entity may hold against any other Entity, including insurers, under any policies of insurance or applicable indemnity, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

6.5	Setoffs

Except as otherwise expressly provided for herein, each Reorganized Debtor, pursuant to the Bankruptcy Code (including Bankruptcy Code section 553), applicable non-bankruptcy law, or as may be agreed to by the Holder of a Claim, may set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim), any claims, rights, and Causes of Action of any nature that such Debtor or Reorganized Debtor, as applicable, may hold against the Holder of such Allowed Claim, to the extent such claims, rights, or Causes of Action against such Holder have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise); provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim pursuant to the Plan shall constitute a waiver or release by such Reorganized Debtor of any such claims, rights, and Causes of Action that such Reorganized Debtor may possess against such Holder. In no event shall any Holder of a Claim be entitled to set off any such Claim against any claim, right, or Cause of Action of the Debtor or Reorganized Debtor (as applicable), unless such Holder has filed a motion with the Bankruptcy Court requesting the authority to perform such setoff on or before the Confirmation Date, and notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to Bankruptcy Code section 553 or otherwise.

6.6	Allocation Between Principal and Accrued Interest

Except as otherwise provided herein, the aggregate consideration paid to Holders with respect to their Allowed Claims shall be treated pursuant to the Plan as allocated first to the principal amount of such Allowed Claims (to the extent thereof) and, thereafter, to interest, if any, on such Allowed Claim accrued through the Effective Date.

ARTICLE VII

PROCEDURES FOR RESOLVING DISPUTED CLAIMS

This Article VII shall not apply to First Lien Claims or Senior Notes Claims, which Claims shall be Allowed in full and will not be subject to any avoidance, reductions, set off, offset, recharacterization, subordination (whether equitable, contractual or otherwise), counterclaims, cross-claims, defenses, disallowance, impairment, objection, or any other challenges under any applicable law or regulation by any Person or Entity.

7.1	Proofs of Claim / Disputed Claims Process

Notwithstanding Bankruptcy Code section 502(a), and in light of the Unimpaired status of all General Unsecured Claims under the Plan, except as required by Section 2.1, Section 5.2, and any other Sections of the Plan that require filing Proofs of Claims, Holders of Claims need not file Proofs of Claim, and the Reorganized Debtors and the Holders of Claims shall determine, adjudicate, and resolve any disputes over the validity and amounts of such Claims in the ordinary course of business as if the Chapter 11 Cases had not been commenced except that (unless expressly waived pursuant to the Plan) the Allowed amount of such Claims shall be subject to the limitations or maximum amounts permitted by the Bankruptcy Code, including Bankruptcy Code sections 502 and 503, to the extent applicable. All Proofs of Claim filed in these Chapter 11 Cases, except those permitted by Section 2.1, shall be considered objected to and Disputed without further action by the Debtors.

Upon the Effective Date, all Proofs of Claim filed against the Debtors, regardless of the time of filing, and including Claims filed after the Effective Date, shall be deemed withdrawn, other than as provided below, and such creditor that Files a Proof of Claim with the Bankruptcy Court retains any right it may have to pursue remedies in a forum other than the Bankruptcy Court. Notwithstanding anything in this Section 7.1, (a) all Claims against the Debtors that result from the Debtors’ rejection of an Executory Contract or Unexpired Lease, (b) disputes regarding the amount of any Cure pursuant to Bankruptcy Code section 365, and (c) Claims that the Debtors seek to have determined by the Bankruptcy Court, shall in all cases be determined by the Bankruptcy Court. From and after the Effective Date, the Reorganized Debtors may satisfy, dispute, settle, or otherwise compromise any Claim without approval of the Bankruptcy Court.

7.2	Objections to Claims

Except insofar as a Claim is Allowed under the Plan, the Debtors, the Reorganized Debtors, or any other party in interest shall be entitled to object to Claims. Any objections to Claims, other than Administrative Claims, shall be served and filed (a) on or before the ninetieth (90th) day following the later of (i) the Effective Date and (ii) the date that a Proof of Claim is filed or amended or a Claim is otherwise asserted or amended in writing by or on behalf of a Holder of such Claim, or (b) such later date as ordered by the Bankruptcy Court upon motion filed by the Debtors or Reorganized Debtors. For the avoidance of doubt, except as otherwise provided herein, from and after the Effective Date, each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had immediately prior to the Effective Date with respect to any Disputed Claim or Interest, including the Causes of Action retained pursuant to Section 4.15 of the Plan.

7.3	Estimation of Claims

Before or after the Effective Date, the Debtors or Reorganized Debtors, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim that is contingent or unliquidated pursuant to Bankruptcy Code section 502(c) for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim, including during the litigation of any objection to any Claim or during the appeal relating to such objection; provided that if the Bankruptcy Court resolves the Allowed amount of a Claim, the Debtors and Reorganized Debtors, as applicable, shall not be permitted to seek an estimation of such Claim. Notwithstanding any provision otherwise in the Plan, a Claim that has been expunged from the Claims register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute a maximum limitation on such Claim for all purposes under the Plan (including for purposes of distributions), and the relevant Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim.

7.4	No Distribution Pending Allowance

If an objection to a Claim is deemed, as set forth in Section 7.1, or Filed, as set forth in Section 7.2, no payment or distribution provided under the Plan shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim. Notwithstanding anything to the contrary in the Plan, and except as otherwise agreed by the relevant parties: (a) no partial payments and no partial distributions shall be made with respect to a Disputed Claim until all such disputes in connection with such Disputed Claim have been resolved by settlement or Final Order; and (b) any Entity that holds both an Allowed Claim and a Disputed Claim shall not receive any distribution on the Allowed Claim unless and until all objections to the Disputed Claim have been resolved by settlement or Final Order or the Claims have been Allowed or expunged.

7.5	Distribution After Allowance

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Distribution Agent shall provide to the Holder of such Claim the distribution (if any) to which such Holder is entitled under the Plan as of the Effective Date, without any interest to be paid on account of such Claim unless required under applicable bankruptcy law.

7.6	No Interest

Unless otherwise specifically provided for herein or by order of the Bankruptcy Court, post-petition interest shall not accrue or be paid on Claims, and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim or right. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim.

7.7	Adjustment to Claims Without Objection

Any Claim that has been paid or satisfied, or any Claim that has been amended or superseded, may be adjusted on the Claims register by the Reorganized Debtors without a claims objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

7.8	Disallowance of Claims

All Claims of any Entity from which property is sought by the Debtors under Bankruptcy Code sections 542, 543, 550, or 553 or that the Debtors or the Reorganized Debtors allege is a transferee of a transfer that is avoidable under Bankruptcy Code sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) (to the extent applicable) shall be disallowed if: (a) the Entity, on the one hand, and the Debtors or the Reorganized Debtors, as applicable, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code; and (b) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order. All Claims filed on account of an indemnification obligation to a director, member, officer, employee, or similar party shall be deemed satisfied and expunged from the Claims register as of the Effective Date to the extent such indemnification obligation is assumed (or honored or reaffirmed, as the case may be) pursuant to the Plan, without any further notice to or action, order, or approval of the Bankruptcy Court. All Claims filed on account of an employee benefit shall be deemed satisfied and expunged from the Claims register as of the Effective Date to the extent the Reorganized Debtors elect to honor such employee benefit, without any further notice to or action, order, or approval of the Bankruptcy Court.

Except as provided herein or otherwise agreed, any and all Proofs of Claim filed after the Claims Bar Date shall be deemed disallowed and expunged as of the Effective Date without any further notice to or action, order, or approval of the Bankruptcy Court, and Holders of such Claims shall not receive any distributions on account of such Claims, unless on or before the Confirmation Hearing such late Claim has been deemed timely filed by a Final Order.

ARTICLE VIII

EFFECT OF CONFIRMATION OF THE PLAN

8.1	Subordinated Claims8.2

The allowance, classification, and treatment of all Allowed Claims and Interests and the respective distributions and treatments under the Plan shall take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, Bankruptcy Code section 510(b), or otherwise. Pursuant to Bankruptcy Code section 510, the Debtors or the Reorganized Debtors, as applicable, reserve the right to re-classify any Allowed Claims or Allowed Interests in accordance with any contractual, legal, or equitable subordination relating thereto.

8.2	Discharge of Claims and Termination of Interests; Compromise and Settlement of Claims, Interests, and Controversies8.3

Except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan (including the New Debt Documents): (a) the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of any and all Claims, Interests, and Causes of Action against the Debtors of any nature whatsoever including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability to the extent such liability relates to services performed by employees of the Debtors prior to the Effective Date and that arises from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, all debts of the kind specified in Bankruptcy Code sections 502(g), 502(h), or 502(i), any interest accrued on Claims or Interests from and after the Petition Date, and all other liabilities against, liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, (b) the Plan shall bind all holders of Claims and

Interests, (c) all Claims and Interests shall be satisfied, discharged, and released in full, and the Debtors’ liability with respect thereto shall be extinguished completely, including any liability of the kind specified under Bankruptcy Code section 502(g); and (d) all Entities shall be precluded from asserting against the Debtors, the Debtors’ Estates, the Reorganized Debtors, their successors and assigns, and their assets and properties any other Claims or Interests based upon any documents or instruments, or any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, in each case regardless of whether or not: (i) a Proof of Claim based upon such debt or right is Filed pursuant to Bankruptcy Code section 501 or deemed Filed; (ii) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to Bankruptcy Code section 502; (iii) the Holder of such a Claim or Interest has accepted, rejected, or failed to vote to accept or reject the Plan; or (iv) any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the occurrence of the Effective Date.

Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim or Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and is fair, equitable, and reasonable. In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors may compromise and settle Claims against the Debtors and their Estates and Causes of Action against other Entities.

8.3	Releases by the Debtors

NOTWITHSTANDING ANYTHING CONTAINED IN THE PLAN TO THE CONTRARY, PURSUANT TO BANKRUPTCY CODE SECTION 1123(b), FOR GOOD AND VALUABLE CONSIDERATION, ON AND AFTER THE EFFECTIVE DATE, EACH RELEASED PARTY IS DEEMED RELEASED AND DISCHARGED BY THE DEBTORS, THE REORGANIZED DEBTORS, AND THEIR ESTATES FROM ANY AND ALL CLAIMS AND CAUSES OF ACTION, WHETHER KNOWN OR UNKNOWN, INCLUDING ANY DERIVATIVE CLAIMS ASSERTED OR ASSERTABLE ON BEHALF OF THE DEBTORS OR THEIR ESTATES, THAT THE DEBTORS, THE REORGANIZED DEBTORS, OR THEIR ESTATES WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR ON BEHALF OF THE HOLDER OF ANY CLAIM AGAINST, OR INTEREST IN, A DEBTOR OR OTHER ENTITY, BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE DEBTORS (INCLUDING THE MANAGEMENT, OWNERSHIP, OR OPERATION THEREOF),

ANY DEBTS OR SECURITIES ISSUED BY THE DEBTORS AND THE OWNERSHIP THEREOF, THE DEBTORS’ IN- OR OUT-OF-COURT RESTRUCTURING EFFORTS, ANY AVOIDANCE ACTIONS (BUT EXCLUDING AVOIDANCE ACTIONS BROUGHT AS COUNTERCLAIMS OR DEFENSES TO CLAIMS ASSERTED AGAINST THE DEBTORS), THE CHAPTER 11 CASES, THE FORMULATION, PREPARATION, DISSEMINATION, NEGOTIATION, OR FILING OF THE RESTRUCTURING SUPPORT AGREEMENT, THE DISCLOSURE STATEMENT, THE PLAN, THE PLAN SUPPLEMENT, OR ANY RESTRUCTURING TRANSACTION, CONTRACT, INSTRUMENT, RELEASE, OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THE RESTRUCTURING SUPPORT AGREEMENT, THE DISCLOSURE STATEMENT, THE PLAN, THE PLAN SUPPLEMENT, THE CHAPTER 11 CASES, THE FILING OF THE CHAPTER 11 CASES, THE NEW NOTES, THE NEW DEBT DOCUMENTS, SOLICITATION OF VOTES ON THE PLAN, THE PREPETITION NEGOTIATION AND SETTLEMENT OF CLAIMS, THE PURSUIT OF CONFIRMATION AND CONSUMMATION OF THE PLAN, THE ADMINISTRATION AND IMPLEMENTATION OF THE PLAN, INCLUDING THE ISSUANCE OR DISTRIBUTION OF DEBT AND/OR SECURITIES PURSUANT TO THE PLAN, OR THE DISTRIBUTION OF PROPERTY UNDER THE PLAN OR ANY OTHER RELATED AGREEMENT, OR UPON ANY OTHER RELATED ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE RELEASES SET FORTH ABOVE (A) DO NOT RELEASE ANY POST-EFFECTIVE DATE OBLIGATIONS OF ANY PARTY OR ENTITY UNDER THE PLAN, ANY RESTRUCTURING TRANSACTION, THE DEFINITIVE DOCUMENTS, OR ANY OTHER DOCUMENT, INSTRUMENT, OR AGREEMENT (INCLUDING THE NEW DEBT DOCUMENTS AND OTHER DOCUMENTS, INSTRUMENTS AND AGREEMENTS SET FORTH IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT THE PLAN, AND (B) SHALL NOT RESULT IN A RELEASE, WAIVER, OR DISCHARGE OF ANY OF THE DEBTORS’ OR THE REORGANIZED DEBTORS’ ASSUMED INDEMNIFICATION PROVISIONS AS SET FORTH IN THE PLAN.

ENTRY OF THE CONFIRMATION ORDER SHALL CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL, PURSUANT TO BANKRUPTCY RULE 9019, OF THE DEBTOR RELEASE, WHICH INCLUDES BY REFERENCE EACH OF THE RELATED PROVISIONS AND DEFINITIONS CONTAINED IN THE PLAN, AND FURTHER, SHALL CONSTITUTE THE BANKRUPTCY COURT’S FINDING THAT THE DEBTOR RELEASE IS: (A) IN EXCHANGE FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY THE RELEASED PARTIES, INCLUDING, WITHOUT LIMITATION, THE RELEASED PARTIES’ CONTRIBUTIONS TO FACILITATING THE RESTRUCTURING AND IMPLEMENTING THE PLAN; (B) A GOOD FAITH SETTLEMENT AND COMPROMISE OF THE CLAIMS RELEASED BY THE DEBTOR RELEASE; (C) IN THE BEST INTERESTS OF THE DEBTORS AND ALL HOLDERS OF CLAIMS AND INTERESTS; (D) FAIR, EQUITABLE, AND REASONABLE; (E) GIVEN AND MADE AFTER DUE NOTICE AND OPPORTUNITY FOR HEARING; AND (F) A BAR TO ANY OF THE DEBTORS, THE REORGANIZED DEBTORS, OR THE DEBTORS’ ESTATES ASSERTING ANY CLAIM OR CAUSE OF ACTION RELEASED PURSUANT TO THE DEBTOR RELEASE.

8.4 Releases by Holders of Claims and Interests

NOTWITHSTANDING ANYTHING CONTAINED IN THE PLAN TO THE CONTRARY, AS OF THE EFFECTIVE DATE, AND TO THE FULLEST EXTENT ALLOWED BY APPLICABLE LAW, EACH RELEASING PARTY IS DEEMED TO HAVE RELEASED AND DISCHARGED EACH DEBTOR, REORGANIZED DEBTOR, AND RELEASED PARTY FROM ANY AND ALL CLAIMS (OTHER THAN THOSE CLAIMS REINSTATED PURSUANT TO THE TERMS HEREOF) AND CAUSES OF ACTION, WHETHER KNOWN OR UNKNOWN, INCLUDING ANY DERIVATIVE CLAIMS ASSERTED OR ASSERTABLE ON BEHALF OF THE DEBTORS OR THEIR ESTATES, THAT SUCH ENTITY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT (WHETHER INDIVIDUALLY OR COLLECTIVELY), BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE DEBTORS (INCLUDING THE MANAGEMENT, OWNERSHIP, OR OPERATION THEREOF), ANY DEBTS OR SECURITIES ISSUED BY THE DEBTORS AND THE OWNERSHIP THEREOF, THE DEBTORS’ IN- OR OUT-OF-COURT RESTRUCTURING EFFORTS, ANY AVOIDANCE ACTIONS (BUT EXCLUDING AVOIDANCE ACTIONS BROUGHT AS COUNTERCLAIMS OR DEFENSES TO CLAIMS ASSERTED AGAINST THE DEBTORS), THE CHAPTER 11 CASES, THE FORMULATION, PREPARATION, DISSEMINATION, NEGOTIATION, OR FILING OF THE RESTRUCTURING SUPPORT AGREEMENT, THE DISCLOSURE STATEMENT, THE PLAN, THE PLAN SUPPLEMENT, OR ANY RESTRUCTURING TRANSACTION, CONTRACT, INSTRUMENT, RELEASE, OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THE RESTRUCTURING SUPPORT AGREEMENT, THE DISCLOSURE STATEMENT, THE PLAN, THE PLAN SUPPLEMENT, THE CHAPTER 11 CASES, THE FILING OF THE CHAPTER 11 CASES, THE NEW NOTES, THE NEW DEBT DOCUMENTS, SOLICITATION OF VOTES ON THE PLAN, THE PREPETITION NEGOTIATION AND SETTLEMENT OF CLAIMS, THE PURSUIT OF CONFIRMATION AND CONSUMMATION OF THE PLAN, THE ADMINISTRATION AND IMPLEMENTATION OF THE PLAN, INCLUDING THE ISSUANCE OR DISTRIBUTION OF DEBT AND/OR SECURITIES PURSUANT TO THE PLAN, OR THE DISTRIBUTION OF PROPERTY UNDER THE PLAN OR ANY OTHER RELATED AGREEMENT, OR UPON ANY OTHER RELATED ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE RELEASES SET FORTH ABOVE DO NOT RELEASE (A) ANY POST-EFFECTIVE DATE OBLIGATIONS OF ANY PARTY OR ENTITY UNDER THE PLAN, ANY RESTRUCTURING TRANSACTION, THE DEFINITIVE DOCUMENTS, OR ANY OTHER DOCUMENT, INSTRUMENT, OR AGREEMENT (INCLUDING THE NEW DEBT DOCUMENTS AND OTHER DOCUMENTS, INSTRUMENTS, AND AGREEMENTS SET FORTH IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT THE PLAN AND SHALL NOT RESULT IN A RELEASE, WAIVER, OR DISCHARGE OF ANY OF THE DEBTORS’ OR THE

REORGANIZED DEBTORS’ ASSUMED INDEMNIFICATION PROVISIONS AS SET FORTH IN THE PLAN, AND (B) ANY CLAIMS RELATED TO ANY ACT OR OMISSION THAT IS DETERMINED IN A FINAL ORDER OF A COURT OF COMPETENT JURISDICTION TO HAVE CONSTITUTED GROSS NEGLIGENCE, ACTUAL FRAUD, OR WILLFUL MISCONDUCT.

ENTRY OF THE CONFIRMATION ORDER SHALL CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL, PURSUANT TO BANKRUPTCY RULE 9019, OF THE THIRD PARTY RELEASE, WHICH INCLUDES BY REFERENCE EACH OF THE RELATED PROVISIONS AND DEFINITIONS CONTAINED IN THE PLAN, AND, FURTHER, SHALL CONSTITUTE THE BANKRUPTCY COURT’S FINDING THAT THE THIRD PARTY RELEASE IS: (A) CONSENSUAL; (B) ESSENTIAL TO THE CONFIRMATION OF THE PLAN; (C) GIVEN IN EXCHANGE FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY THE RELEASED PARTIES, INCLUDING, WITHOUT LIMITATION, THE RELEASED PARTIES’ CONTRIBUTIONS TO FACILITATING THE RESTRUCTURING AND IMPLEMENTING THE PLAN; (D) A GOOD FAITH SETTLEMENT AND COMPROMISE OF THE CLAIMS RELEASED BY THE THIRD PARTY RELEASE; (E) IN THE BEST INTERESTS OF THE DEBTORS AND THEIR ESTATES; (F) FAIR, EQUITABLE, AND REASONABLE; (G) GIVEN AND MADE AFTER DUE NOTICE AND OPPORTUNITY FOR HEARING; AND (H) A BAR TO ANY OF THE RELEASING PARTIES ASSERTING ANY CLAIM OR CAUSE OF ACTION RELEASED PURSUANT TO THE THIRD PARTY RELEASE.

8.5 Exculpation

NOTWITHSTANDING ANYTHING CONTAINED IN THE PLAN TO THE CONTRARY, NO EXCULPATED PARTY SHALL HAVE OR INCUR LIABILITY FOR, AND EACH EXCULPATED PARTY IS RELEASED AND EXCULPATED FROM, ANY CAUSE OF ACTION FOR ANY CLAIM RELATED TO ANY ACT OR OMISSION IN CONNECTION WITH, RELATING TO, OR ARISING OUT OF, THE CHAPTER 11 CASES, THE FORMULATION, PREPARATION, DISSEMINATION, NEGOTIATION, OR FILING OF THE RESTRUCTURING SUPPORT AGREEMENT, THE DISCLOSURE STATEMENT, THE PLAN, THE PLAN SUPPLEMENT, OR ANY RESTRUCTURING TRANSACTION, CONTRACT, INSTRUMENT, RELEASE, OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THE FOREGOING, THE DISCLOSURE STATEMENT, THE PLAN, THE PLAN SUPPLEMENT, THE CHAPTER 11 CASES, THE FILING OF THE CHAPTER 11 CASES, THE NEW NOTES, THE NEW DEBT DOCUMENTS, THE SOLICITATION OF VOTES ON THE PLAN, THE PURSUIT OF CONFIRMATION AND CONSUMMATION OF THE PLAN, THE ADMINISTRATION AND IMPLEMENTATION OF THE PLAN, INCLUDING THE ISSUANCE OR DISTRIBUTION OF DEBT AND/OR SECURITIES PURSUANT TO THE PLAN, OR THE DISTRIBUTION OF PROPERTY UNDER THE PLAN OR ANY OTHER RELATED AGREEMENT, OR UPON ANY OTHER RELATED ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE, EXCEPT FOR CLAIMS RELATED TO ANY ACT OR OMISSION THAT IS DETERMINED IN A

FINAL ORDER BY A COURT OF COMPETENT JURISDICTION TO HAVE CONSTITUTED ACTUAL FRAUD, WILLFUL MISCONDUCT, OR GROSS NEGLIGENCE, BUT IN ALL RESPECTS SUCH ENTITIES SHALL BE ENTITLED TO REASONABLY RELY UPON THE ADVICE OF COUNSEL WITH RESPECT TO THEIR DUTIES AND RESPONSIBILITIES PURSUANT TO THE PLAN.

THE EXCULPATED PARTIES HAVE, AND UPON CONFIRMATION OF THE PLAN SHALL BE DEEMED TO HAVE, PARTICIPATED IN GOOD FAITH AND IN COMPLIANCE WITH THE APPLICABLE LAWS WITH REGARD TO THE SOLICITATION OF VOTES ON, AND DISTRIBUTION OF CONSIDERATION PURSUANT TO, THE PLAN AND, THEREFORE, ARE NOT, AND ON ACCOUNT OF SUCH DISTRIBUTIONS SHALL NOT BE, LIABLE AT ANY TIME FOR THE VIOLATION OF ANY APPLICABLE LAW, RULE, OR REGULATION GOVERNING THE SOLICITATION OF ACCEPTANCES OR REJECTIONS OF THE PLAN OR SUCH DISTRIBUTIONS MADE PURSUANT TO THE PLAN. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE EXCULPATION SET FORTH ABOVE DOES NOT RELEASE OR EXCULPATE ANY CLAIM RELATING TO ANY POST-EFFECTIVE DATE OBLIGATIONS OF ANY PARTY OR ENTITY UNDER THE PLAN, ANY RESTRUCTURING TRANSACTION, OR ANY DOCUMENT, INSTRUMENT, OR AGREEMENT (INCLUDING THE NEW DEBT DOCUMENTS AND OTHER DOCUMENTS, INSTRUMENTS AND AGREEMENTS SET FORTH IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT THE PLAN.

8.6 Injunction

EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, ALL ENTITIES WHO HAVE HELD, HOLD, OR MAY HOLD CLAIMS, INTERESTS, CAUSES OF ACTION, OR LIABILITIES THAT: (A) ARE SUBJECT TO COMPROMISE AND SETTLEMENT PURSUANT TO THE TERMS OF THE PLAN; (B) HAVE BEEN RELEASED PURSUANT TO SECTION 8.3 OF THE PLAN; (C) HAVE BEEN RELEASED PURSUANT TO SECTION 8.4 OF THE PLAN, (D) ARE SUBJECT TO EXCULPATION PURSUANT TO SECTION 8.5 OF THE PLAN, OR (E) ARE OTHERWISE DISCHARGED, SATISFIED, STAYED, OR TERMINATED PURSUANT TO THE TERMS OF THE PLAN, ARE PERMANENTLY ENJOINED AND PRECLUDED, FROM AND AFTER THE EFFECTIVE DATE, FROM TAKING ANY OF THE FOLLOWING ACTIONS AGAINST, AS APPLICABLE, THE DEBTORS, THE REORGANIZED DEBTORS, THE RELEASED PARTIES, OR THE EXCULPATED PARTIES: (A) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; (B) ENFORCING, ATTACHING, COLLECTING, OR RECOVERING BY ANY MANNER OR MEANS ANY JUDGMENT, AWARD, DECREE, OR ORDER AGAINST SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; (C) CREATING, PERFECTING, OR ENFORCING ANY ENCUMBRANCE OF ANY KIND AGAINST SUCH ENTITIES OR THE PROPERTY OR ESTATES OF SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS;

(D) ASSERTING ANY RIGHT OF SETOFF, SUBROGATION, OR RECOUPMENT OF ANY KIND AGAINST ANY OBLIGATION DUE FROM SUCH ENTITIES OR AGAINST THE PROPERTY OF SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS UNLESS SUCH ENTITY HAS TIMELY ASSERTED SUCH SETOFF RIGHT IN A DOCUMENT FILED WITH THE BANKRUPTCY COURT EXPLICITLY PRESERVING SUCH SETOFF, AND NOTWITHSTANDING AN INDICATION OF A CLAIM OR INTEREST OR OTHERWISE THAT SUCH ENTITY ASSERTS, HAS, OR INTENDS TO PRESERVE ANY RIGHT OF SETOFF PURSUANT TO APPLICABLE LAW OR OTHERWISE; AND (E) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS DISCHARGED, RELEASED, EXCULPATED, OR SETTLED PURSUANT TO THE PLAN.

8.7 Protection Against Discriminatory Treatment

In accordance with Bankruptcy Code section 525, and consistent with paragraph 2 of Article VI of the United States Constitution, no Governmental Unit shall discriminate against any Reorganized Debtor, or any Entity with which a Reorganized Debtor has been or is associated, solely because such Reorganized Debtor was a debtor under chapter 11, may have been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before such Debtor was granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

8.8 Affirmation of Liens

Except as otherwise specifically provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be affirmed, in each case, without any further approval or order of the Bankruptcy Court and without any action or filing being required to be made by the Debtors, the Agents, or any other Holder of a Secured Claim.

8.9 Reimbursement or Contribution

If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to Bankruptcy Code section 502(e)(1)(B), then to the extent that such Claim is contingent as of the Effective Date, such Claim shall be forever Disallowed notwithstanding Bankruptcy Code section 502(j), unless prior to the Effective Date (a) such Claim has been adjudicated as noncontingent, or (b) the relevant Holder of a Claim has filed a noncontingent Proof of Claim on account of such Claim and a Final Order has been entered determining such Claim as no longer contingent.

8.10 Recoupment

In no event shall any Holder of a Claim be entitled to recoup such Claim against any claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

ARTICLE IX

CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

9.1 Conditions Precedent to the Effective Date

It shall be a condition to the Effective Date that the following conditions shall have been satisfied or waived pursuant to Section 9.2 of the Plan:

9.1.1 The Bankruptcy Court shall have approved the Disclosure Statement as containing adequate information with respect to the Plan within the meaning of Bankruptcy Code section 1125.

9.1.2 The Bankruptcy Court shall have entered the Confirmation Order, in form and substance acceptable to the Debtors and the Required Consenting Senior Noteholders, in each case, in their reasonable discretion. The Confirmation Order shall not be stayed, modified, vacated, or subject to any pending appeal.

9.1.3 The New Debt Documents shall have been executed and delivered by all of the entities that are parties thereto, and all conditions precedent (other than any conditions related to the occurrence of the Effective Date) to the issuance of the New Notes shall have been waived or satisfied in accordance with the terms thereof.

9.1.4 The Plan Supplement and all of the schedules, documents, and exhibits contained therein, and all other schedules, documents, supplements, and exhibits to the Plan shall be consistent with the Restructuring Support Agreement, and the Definitive Documents shall have satisfied the RSA Definitive Document Requirements.

9.1.5 The Restructuring Support Agreement shall not have terminated as to all parties thereto and shall remain in full force and effect and the Debtors and the Consenting Senior Noteholders then party thereto shall be in compliance therewith.

9.1.6 All professional fees and expenses of Retained Professionals approved by the Bankruptcy Court shall have been paid in full or amounts sufficient to pay such fees and expenses after the Effective Date shall have been placed in a Professional Fee Escrow Account pending approval by the Bankruptcy Court.

9.1.7 All payable fees and expenses of the Consenting Senior Notes Group Professionals shall have been paid in full in Cash in accordance with Section 2.1.2(d) of the Plan.

9.1.8 All governmental and regulatory approvals, consents, authorizations, rulings, or other documents that are legally required for the consummation of the Restructuring Transactions shall have been obtained, not be subject to unfulfilled conditions, and be in full force and effect.

9.1.9 The Debtors shall have implemented the Restructuring Transactions, and all transactions contemplated by the Restructuring Support Agreement, in a manner consistent in all respects with the Restructuring Support Agreement and the Plan.

9.2 Waiver of Conditions Precedent

The Debtors may waive any of the conditions to the Effective Date set forth in Section 9.1 of the Plan (except for the condition to the Effective Date set forth in the first sentence of Section 9.1.2) with the consent of the Required Consenting Senior Noteholders, at any time, without any notice to any other parties in interest and without any further notice to or action, order, or approval of the Bankruptcy Court, and without any other formal action, other than a proceeding to confirm the Plan. The failure of the Debtors to exercise any of the foregoing rights shall not be deemed a waiver of such rights or any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

9.3 Effect of Non-Occurrence of Conditions to Consummation

If the Effective Date does not occur on or before the termination of the Restructuring Support Agreement, or if, prior to the Effective Date, the Confirmation Order is vacated pursuant to a Final Order, then (except as provided in any such Final Order): (a) the Plan shall be null and void in all respects; (b) any settlement or compromise embodied in the Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected under the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (c) nothing contained in the Plan, the Confirmation Order, the Disclosure Statement, or the Restructuring Support Agreement shall: (i) constitute a waiver or release of any Claims, Interests, or Causes of Action; (ii) prejudice in any manner the rights of the Debtors or any other Entity; or (iii) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors or any other Entity.

9.4 Substantial Consummation

“Substantial Consummation” of the Plan, as defined in Bankruptcy Code 1101(2), shall be deemed to occur on the Effective Date.

ARTICLE X

MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

10.1 Modification of Plan

Subject to the terms of the Restructuring Support Agreement, and consents required therein, each of the Debtors reserves the right to modify the Plan, one or more times, before Confirmation, whether such modification is material or immaterial, and to seek Confirmation consistent with the Bankruptcy Code and, as applicable, not resolicit votes on such modified plan. Subject to certain restrictions and requirements set forth in the Plan and in Bankruptcy Code section 1127 and Bankruptcy Rule 3019, each of the Debtors expressly reserves its respective rights to alter, amend, or modify the Plan, one or more times, after Confirmation and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, including with respect to such modifications. Any alteration, amendment, or modification to the Plan shall be in accordance with the Restructuring Support Agreement and the consents required therein.

10.2 Effect of Confirmation on Modifications

Entry of the Confirmation Order shall constitute approval of all modifications to the Plan occurring after the solicitation of votes thereon pursuant to Bankruptcy Code section 1127(a) and a finding that such modifications to the Plan do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

10.3 Revocation or Withdrawal of Plan

The Debtors reserve the right (subject to the terms of the Restructuring Support Agreement and the consents required therein, including the RSA Definitive Document Requirements) to revoke or withdraw the Plan with respect to any or all Debtors before the Confirmation Date and to file subsequent chapter 11 plans. If the Debtors revoke or withdraw the Plan, or if Confirmation or the Effective Date does not occur, then: (a) the Plan will be null and void in all respects; (b) the Restructuring Support Agreement will be null and void in all respects to the extent that a termination event under the Restructuring Support Agreement has occurred and termination right(s) related thereto have been exercised; (c) any settlement or compromise embodied in the Plan, assumption or rejection of Executory Contracts or Unexpired Leases effectuated by the Plan, and any document or agreement executed pursuant hereto will be null and void in all respects; and (d) nothing contained in the Plan shall (i) constitute a waiver or release of any Claims, Interests, or Causes of Action by any Entity, (ii) prejudice in any manner the rights of any Debtor or any other Entity, or (iii) constitute an admission, acknowledgement, offer, or undertaking of any sort by any Debtor or any other Entity.

ARTICLE XI

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to Bankruptcy Code sections 105(a) and 1142, including jurisdiction to:

1. allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim against a Debtor, including the resolution of any request for payment of any Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims;

2. decide and resolve all matters related to the granting or denying, in whole or in part, of any applications for allowance of compensation or reimbursement of expenses to Retained Professionals authorized pursuant to the Bankruptcy Code or the Plan;

3. resolve any matters related to Executory Contracts or Unexpired Leases, including: (a) the assumption or assumption and assignment of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Cure or Claims arising therefrom, including pursuant to Bankruptcy Code section 365; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; and (c) any dispute regarding whether a contract or lease is or was executory or expired;

4. ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan and adjudicate any and all disputes arising from or relating to distributions under the Plan;

5. adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications or pleadings involving a Debtor that may be pending on the Effective Date;

6. enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of (a) contracts, instruments, releases, indentures, and other agreements or documents approved by Final Order in the Chapter 11 Cases and (b) the Plan, the Confirmation Order, and contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan;

7. enforce any order for the sale of property pursuant to Bankruptcy Code sections 363, 1123, or 1146(a);

8. grant any consensual request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to Bankruptcy Code section 365(d)(4);

9. issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan;

10. hear, determine, and resolve any cases, matters, controversies, suits, disputes, or Causes of Action in connection with or in any way related to the Chapter 11 Cases, including: (a) with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim for amounts not timely repaid pursuant to Section 6.4(a) of the Plan; (b) with respect to the releases, injunctions, and other provisions contained in Article VIII of the Plan, entry of such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions; (c) that may arise in connection with the Consummation, interpretation, implementation, or enforcement of the Plan, the Confirmation Order, and contracts, instruments, releases, and other agreements or documents created in connection with the Plan; or (d) related to Bankruptcy Code section 1141;

11. enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

12. consider any modifications of the Plan to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

13. hear and determine matters concerning state, local, and federal taxes in accordance with Bankruptcy Code sections 346, 505, and 1146;

14. enter an order or Final Decree concluding or closing the Chapter 11 Cases;

15. enforce all orders previously entered by the Bankruptcy Court; and

16. hear any other matter not inconsistent with the Bankruptcy Code;

provided, that, on and after the Effective Date and after the consummation of the New Debt Documents, the Bankruptcy Court shall not retain jurisdiction over matters arising out of or related to each of the New Debt Documents, which matters shall be governed by the respective jurisdictional provisions therein.

ARTICLE XII

MISCELLANEOUS PROVISIONS

12.1 Immediate Binding Effect

Subject to Section 9.1 hereof, and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all Holders of Claims or Interests (irrespective of whether such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.

12.2 Additional Documents

On or before the Effective Date, the Debtors (subject to any consent rights set forth in the Restructuring Support Agreement or the Plan) may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtors or the Reorganized Debtors, as applicable, and all Holders of Claims and Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

12.3 Reservation of Rights

The Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests prior to the Effective Date.

12.4 Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, Affiliate, officer, director, agent, representative, attorney, beneficiary, or guardian, if any, of each Entity.

12.5 Service of Documents

After the Effective Date, any pleading, notice, or other document required by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or otherwise to be served on or delivered to the Debtors or the Reorganized Debtors or other parties in interest shall be served on:

Debtors	Counsel to the Debtors
If to a Company Party: Martin Midstream Partners L.P. 4200 B Stone Road Kilgore, TX 75662 Attention: Chris Booth	Akin Gump Strauss Hauer & Feld LLP One Bryant Park New York, NY 10036 Attention: Michael S. Stamer 2300 N. Field Street Suite 1800 Dallas, TX 75201 Attention: Sarah Link Schultz and Rachel Biblo Block

United States Trustee	Counsel to the Senior Notes Group
Office of the United States Trustee for the Southern District of Texas 515 Rusk St. # 3516 Houston, TX 77002 Attention: [·]

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, NY 10001

Attention: Paul Leake and Lisa Laukitis

(solely by email and not by hard copy, at paul.leake@skadden.com and lisa.laukitis@skadden.com)

After the Effective Date, the Reorganized Debtors have authority to send a notice to Entities that, to continue to receive documents pursuant to Bankruptcy Rule 2002, they must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Reorganized Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have filed such renewed requests. This paragraph shall not apply to those parties listed in the table immediately above.

In accordance with Bankruptcy Rules 2002 and 3020(c), within fourteen (14) calendar days of the date of entry of the Confirmation Order, the Debtors or Reorganized Debtors, as applicable, shall serve a notice of confirmation by United States mail, first class postage prepaid, by hand, or by overnight courier service to all parties served with notice of the Confirmation Hearing; provided that no notice or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtors or Reorganized Debtors mailed notice of the Confirmation Hearing but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address” or “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address. To supplement the notice described in the preceding sentence, within twenty-one (21) calendar days of the date of the Confirmation Order, the Debtors or Reorganized Debtors, as applicable, shall publish a notice of confirmation once in The Wall Street Journal, National Edition or a similar national publication. Mailing and publication of such notice of confirmation in the time and manner set forth in this paragraph shall be good and sufficient notice under the particular circumstances and in accordance with the requirements of Bankruptcy Rules 2002 and 3020(c), and no further notice is necessary.

12.6 Term of Injunctions or Stays

Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases (pursuant to Bankruptcy Code sections 105 or 362 or any order of the Bankruptcy Court) and existing on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

12.7 Entire Agreement

Except as otherwise indicated, the Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects dealt with in the Plan and the Restructuring Transactions, all of which have become merged and integrated into the Plan, excluding the Restructuring Support Agreement, the New Debt Documents, and other Definitive Documents.

12.8 Plan Supplement

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. Except as otherwise provided in the Plan, such exhibits and documents included in the Plan Supplement shall be filed with the Bankruptcy Court on or before the Plan Supplement Filing Date. After the exhibits and documents are filed, copies of such exhibits and documents shall be available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the Debtors’ restructuring website at [·] or the Bankruptcy Court’s website at https://ecf.txsb.uscourts.gov/.

12.9 Non-Severability

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted; provided, that, absent the prior consent of the Required Consenting Noteholders, such alteration or interpretation is consistent with the Restructuring Support Agreement. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified without the Debtors’ and the Required Consenting Noteholders’ prior consent, consistent with the terms set forth herein; and (c) non-severable and mutually dependent.

12.10 Votes Solicited in Good Faith

Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code, and pursuant to Bankruptcy Code section 1125(e), the Debtors and each of the Consenting Senior Noteholders and each of their respective Affiliates, agents, representatives, members, principals, equity holders (regardless of whether such interests are held directly or indirectly), officers, directors, managers, employees, advisors, and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of Securities offered and sold under the Plan, and, therefore, neither any of such parties or individuals nor the Reorganized Debtors will have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered, issued, sold, or purchased under the Plan (including pursuant to the Restructuring Transactions).

12.11 Dissolution of the Committee

In the event a statutory committee of the Debtors’ unsecured creditors or otherwise is appointed by the U.S. Trustee, such official committee shall dissolve, and the members thereof shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases on the Effective Date; provided that such official committee shall be deemed to remain in existence solely with respect to, and shall not be heard on any issue except, applications filed by the Retained Professionals pursuant to Bankruptcy Code sections 330 and 331.

12.12 Closing of Chapter 11 Cases

The Reorganized Debtors shall, promptly after the full administration of the Chapter 11 Cases, File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases.

12.13 Waiver and Estoppel

Each Holder of a Claim or an Interest shall be deemed to have waived any right to assert, and shall be estopped from asserting, any argument, including the argument that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured, or not subordinated, by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, the Restructuring Support Agreement, or papers filed with the Bankruptcy Court prior to the Confirmation Date.

Dated: [·], 2020	Martin Midstream Partners L.P. on behalf of itself and each of its Debtor affiliates By: Martin Midstream GP LLC, its general partner

Name: Title:

Exhibit A

Retained Causes of Action

[To Come]

EXHIBIT D

Form of Joinder

The undersigned (“Joinder Party”) hereby acknowledges that it has read and understands the Restructuring Support Agreement, dated as of             , 2020, by and among the Company Parties, the GP, and the Consenting Senior Noteholders (the “Agreement”),1 and agrees to be bound by the terms and conditions thereof to the extent the other Parties are thereby bound, and shall be deemed a “Consenting Senior Noteholder” under the terms of the Agreement.

The Joinder Party specifically agrees to be bound by the terms and conditions of the Agreement and makes all representations and warranties contained therein as of the date of this joinder and any further date specified in the Agreement.

Date Executed:

By:
Name:
Title:

Address:

E-mail:

Aggregate Amounts Beneficially Owned or Managed on Account of:

Commitments under the Credit Agreement

Senior Notes

Equity Interests in Martin Midstream Partners L.P.

[1]	Capitalized terms used but not otherwise defined in this joinder shall have the meanings ascribed to such terms in the Agreement.